UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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The New Home Company Inc.
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April 5, 2018
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of The New Home Company Inc. (the “Company”) to be held on May 22, 2018 at 8:30 a.m. local time, at the Renaissance Aliso Viejo Hotel, located at 50 Enterprise, Aliso Viejo, CA 92656.
At the Annual Meeting you will be asked to: (i) elect each of Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff as Class I directors to serve for a three-year term expiring at our 2021 annual meeting of stockholders; (ii) approve the amendment and restatement of The New Home Company Inc. 2016 Incentive Award Plan; (iii) ratify the selection of Ernst & Young LLP as our independent registered public accountants for 2018; and (iv) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.
Our Board of Directors unanimously believes that the election of its three nominees to serve as our directors, the amendment and restatement of The New Home Company Inc. 2016 Incentive Plan, and the ratification of our Audit Committee’s selection of independent registered public accountants are in the best interests of the Company and our stockholders, and, accordingly, recommends a vote “FOR” the election of each of Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff , a vote "FOR" the approval of an amendment and restatement of The New Home Company Inc. 2016 Incentive Award Plan and a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for 2018.
Your vote is important and it is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.
Thank you for your continued interest in and support of our Company.

Sincerely,

H. Lawrence Webb
Chief Executive Officer and Chairman of our Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2018
To our stockholders:
The 2018 Annual Meeting of Stockholders of The New Home Company Inc. (the “Company”) will be held on May 22, 2018 at 8:30 a.m. local time, at the Renaissance Aliso Viejo Hotel, located at 50 Enterprise, Aliso Viejo, CA 92656 (the “Annual Meeting”) for the following purposes:

1.
To re-elect each of Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff to the Company’s Board of Directors (the or our “Board”) for a three-year term expiring at the 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until earlier resignation or removal. All three individuals so nominated and named in the proxy statement are currently members of the Company’s Board.

2.	To approve the amendment and restatement of The New Home Company Inc. 2016 Incentive Award Plan.
3.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2018.
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.
The proxy statement accompanying this notice describes each of these items of business in more detail.
Our Board has fixed the close of business on March 26, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting and only record holders of common stock at the close of business on that day will be entitled to vote. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock of the Company must be present in person or represented by proxy.
Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of the following methods: (i) by granting your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or voting instruction form previously mailed to you; or (ii) if you are receiving a paper copy of the proxy statement, by signing, dating and returning by mail the proxy card or voting instruction form provided to you or following the voting instructions on the proxy card or voting instruction form, as applicable.

By order of the Board,

Miek D. Harbur, Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be Held on May 22, 2018. The Notice of Annual Meeting, the Proxy Statement, our 2017 Annual Report and a sample proxy card are available at www.proxyvote.com.
THE NEW HOME COMPANY INC., 85 Enterprise, Suite 450, Aliso Viejo, California 92656

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2018

THE NEW HOME COMPANY INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2018

INFORMATION CONCERNING VOTING AND SOLICITATION
General
Your proxy is solicited on behalf of the board of directors (our “Board”) of The New Home Company Inc., a Delaware corporation, for use at our 2018 Annual Meeting of Stockholders to be held May 22, 2018 at 8:30 a.m. local time, at the Renaissance Aliso Viejo Hotel, located at 50 Enterprise, Aliso Viejo, CA 92656, or at any continuation, postponement or adjournment thereof (the “Annual Meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 5, 2018, we intend to make this proxy statement available on the Internet, and on or before April 12, 2018, we intend to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple stockholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each stockholder that makes a request using the procedure set forth on the Notice.
On January 30, 2014, The New Home Company LLC (“TNHC LLC”) converted into a Delaware corporation and was renamed The New Home Company Inc., which we refer to as our formation transaction. As used in this proxy statement, unless the context otherwise requires or indicates, references to “the Company,” “our Company,” “we,” “our,” and “us” (1) for periods prior to the completion of our formation transactions, refer to TNHC LLC and its subsidiaries and affiliates, and (2) following the completion of our formation transactions, refer to The New Home Company Inc. and its subsidiaries.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be Held on May 22, 2018.
The Notice of Annual Meeting, this proxy statement, our 2017 Annual Report and a sample proxy card are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Who Can Vote
You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 26, 2018. At the close of business on March 26, 2018, 21,007,902 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
Voting of Shares
Any stockholder as of the record date may vote by attending the Annual Meeting and voting in person, or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.”
Record Holders. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.
Stockholders may provide voting instructions by telephone by calling toll free 1-800-690-6903 from the U.S. or Canada, or via the internet at www.proxyvote.com at any time before 11:59 p.m. Eastern Time on May 21, 2018. Telephone and internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on May 21, 2018. Please have your notice and proxy control number in hand when you telephone or visit the website. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If, as a record holder, you do not indicate your voting directions on your signed proxy, your shares will be voted according to the recommendation of our Board, as follows:
• “FOR” the election of Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff to the Board for a three-year term expiring at our 2021 annual meeting of stockholders,
• “FOR” the approval of the amended and restated The New Home Company Inc. 2016 Incentive Award Plan, and
• “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2018.
The proxy gives each of H. Lawrence Webb and John M. Stephens discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. If you hold your shares in street name and do not give direction to your broker on how to vote your shares, your broker does not have authority to vote on the election of the directors or the amendment and restatement of The New Home Company Inc. 2016 Incentive Award Plan. Your broker does have discretion to vote on the ratification of the selection of the independent auditors.
Revocation of Proxy
If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	authorizing another proxy by telephone or over the Internet (your most recent telephone or Internet authorization will be used); or

•	attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of the Company proxies should be addressed to the mailing address of our principal executive offices:
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
Attn: Secretary
If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See “voting in person” below regarding how to vote in person if your shares are held in street name.
 Attending the Annual Meeting
Stockholders who wish to attend the Annual Meeting will be required to present: (1) verification of ownership of our common stock, such as a bank or brokerage firm account statement and (2) a valid government-issued picture identification, such as a driver’s license or passport. Directions to the Annual Meeting are available at www.proxyvote.com.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Voting in Person
If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

Quorum and Votes Required
At the close of business on March 26, 2018, 21,007,902 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.
Quorum. A majority in voting power of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares of common stock held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum.
Broker Non-Votes and Abstentions. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are considered to be “non-routine.” These non-voted shares are referred to as “broker non-votes.” Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) and Proposal 2 (approving the amendment and restatement of 2016 Incentive Award Plan) are considered non-routine matters, and without your instruction, your broker or other nominee cannot vote your shares. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. Abstentions may be specified for all proposals except the election of directors, but your vote may be "withheld" in the election of directors. Stockholder approval of each proposal requires the following votes:

•
Proposal 1 - Election of Directors. Directors will be elected by a plurality of the votes cast. Thus, the three nominees receiving the highest number of shares voted "for" their election will be elected. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will not affect the outcome of the election of directors because brokers are not able to cast their votes on this proposal.

•
Proposal 2 - Approval of the Amendment and Restatement of 2016 Incentive Award Plan. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the approval of the amendment and restatement of The New Home Company Inc. 2016 Incentive Award Plan (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will not affect the outcome of this election because brokers are not entitled to cast their votes on this proposal.

•
Proposal 3 - Ratification of the Selection of Our Independent Auditors. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of Ernst & Young LLP as our independent auditors (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers have discretionary authority to vote on the ratification of our independent auditors, thus broker non-votes are generally not expected to result from the vote on this proposal, but shall be counted for purposes of determining a quorum.

Solicitation of Proxies
Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation by mail, the Company, our officers, employees and agents may solicit proxies by telephone, by facsimile, by email or in person. We do not expect to use a proxy solicitor to assist in the solicitation of proxies at this year’s annual meeting. Copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by our stockholders, so they may forward the solicitation materials to the beneficial owners and secure those beneficial owners’ voting instructions. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners.
Stockholder List
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our corporate headquarters offices located at 85 Enterprise, Suite 450, Aliso Viejo, California 92656 for the ten days prior to the annual meeting, and also at the Annual Meeting.
Explanatory Note
The Company closed its initial public offering on February 5, 2014. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to companies that are not “emerging growth companies.” These provisions include, among other matters:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting;

•	reduced disclosure about our executive compensation arrangements and exemption from being required to include a Compensation Discussion and Analysis section in this proxy statement; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation.

We will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (December 31, 2019), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means, among other things, that the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL 1

ELECTION OF DIRECTORS
Board Structure and Nominees
Our Board currently consists of 11 directors. The directors are divided into three classes; Class I, Class II, and Class III. Each director serves a term of three years. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting, Class I, consists of three directors.
Based upon the recommendation of our Nominating and Governance Committee, our Board has nominated Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff for election as Class I directors to the Board at the Annual Meeting. If elected, each director nominee would serve a three-year term expiring at the close of our 2021 Annual Meeting, or until their successors are duly elected. Gregory P. Lindstrom, Cathey Lowe and Douglas C. Neff currently serve on our Board. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”
On February 5, 2014, in connection with our initial public offering, we entered into an investor rights agreement (the “Investor Rights Agreement”) with IHP Capital Partners VI, LLC, Watt/TNHC LLC ("Watt") and TCN/TNHC LP ("Tricon") (collectively, the “Institutional Investors”) and each of H. Lawrence Webb, Wayne Stelmar, Joseph Davis and Thomas Redwitz. Pursuant to the Investor Rights Agreement, each Institutional Investor has the right to designate one individual for nomination and election to our Board for as long as such Institutional Investor owns 4% or more of our then-outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). Each Institutional Investor also agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Michael Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee, and each of Messrs. Webb, Stelmar, Davis and Redwitz agree to vote all shares of our common stock that he owns in favor of each nominee designated by an Institutional Investor in any election of directors in which such a designee is a nominee. Douglas C. Neff is the nominee designated by IHP Capital Partners VI, LLC. Nadine Watt was the nominee designated by Watt. David Berman was the nominee designated by Tricon. Each of Ms. Watt and Messrs. Neff and Berman were last elected in 2015.  For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see “Corporate Governance—Investor Rights Agreement.”
The Nominating and Corporate Governance Committee and the Board have determined to reduce the size of the Company’s Board of Directors in consideration of the decreasing ownership percentages of certain of the Institutional Investors as well as other efficiency and governance objectives. Because Watt currently owns less than 4% of our outstanding common stock, this Institutional Investor no longer has a right to designate an individual for nomination and election to our Board. In addition, Tricon has waived its right to designate an individual for nomination to the Board. As current Class I directors, Ms. Watt’s, (the nominee designated by Watt) and Mr. Berman’s, (the nominee designated by Tricon), board seats expire with this annual meeting. The Nominating and Corporate Governance Committee and the Board have determined, in connection with its effort to reduce the size of the Company’s Board, that it would not re-nominate Ms. Watt or Mr. Berman as a Class I Directors. Instead, the Nominating and Corporate Governance Committee and the Board have determined to nominate Mr. Lindstrom (currently a Class II director) to be elected, in place of Ms. Watt and Ms. Lowe (currently a Class III director) to be elected in place of Mr. Berman, each as Class I directors. In connection with the Annual Meeting, the Nominating and Corporate Governance Committee and the Board intends to (i) reduce the size of the board to 9 directors and (ii) accept the resignations of Mr. Lindstrom as a Class II director and Ms. Lowe as a Class III director, which resignations are each contingent upon each of Mr. Lindstrom’s and Ms. Lowe’s election as a Class I director and (iii) remove the vacant Class II seat in connection with Mr. Lindstrom's election as a Class I director and the vacant Class III seat in connection with Ms. Lowe’s election as a Class I director, such that following the annual meeting there will be three Class I directors, three Class II directors and three Class III directors.

Set forth below is information as of April 4, 2018 regarding each of our directors, including each director nominee. Dates of service prior to January 30, 2014 relate to service on the board of managers of TNHC LLC.

Name	Age	Position	Class	Director Since	Term Expires
H. Lawrence Webb(1)	69	Chief Executive Officer and Chairman of the Board	III	2010	2020
Wayne Stelmar(1)	63	Former Chief Investment Officer and Director	II	2010	2019
David Berman	70	Director	I	2014	2018
Douglas C. Neff(1)	69	Director	I	2014	2018
Nadine Watt	49	Director	I	2014	2018
Sam Bakhshandehpour(2)(3)	42	Director	II	2014	2019
Michael Berchtold(1)(4)(5)	54	Director	II	2014	2019
Gregory P. Lindstrom*(3)(4)	64	Director	II	2014	2019
Paul C. Heeschen(2)(4)	60	Director	III	2014	2020
Cathey Lowe*(2)(3)	64	Director	III	2014	2020
William A. Witte	66	Director	III	2014	2020
* Mr. Lindstrom is being nominated as a Class I Director in the place of Ms. Watt who is not being renominated and Ms. Lowe is being nominated as a Class I Director in place of Mr. Berman who is not being renominated. Accordingly, if Mr. Lindstrom and Ms. Lowe are elected by stockholders at this Annual Meeting, each of their terms will expire in 2021.
(1)     Current member of our Executive Committee
(2)    Current member of our Audit Committee
(3)    Current member of our Compensation Committee
(4)    Current member of our Nominating and Corporate Governance Committee
(5)    Current Lead Independent Director

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE NAMED DIRECTOR NOMINEES. UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” EACH OF THE THREE NAMED DIRECTOR NOMINEES.
Director Biographical Information
The following biographical information is furnished with regard to our directors (including nominees) as of
March 26, 2018.
Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2021 Annual Meeting
of Stockholders
Gregory P. Lindstrom. Mr. Lindstrom was appointed as a member of our Board effective upon the completion of our initial public offering. From 2008 to 2011, Mr. Lindstrom served as Executive Vice President, General Counsel and Board Secretary of The Irvine Company, a California real estate development, investment and operating company. In these positions, Mr. Lindstrom was a member of the four-person Office of the Chairman responsible for all administrative functions of the company, including the legal department. From 1978 to 2008, Mr. Lindstrom was a partner at Latham & Watkins LLP, where, at various times, he served as managing partner of the San Francisco and Orange County offices and as a member of the firm’s Executive Committee. Currently, Mr. Lindstrom is a full-time Alternative Dispute Resolution professional specializing in the resolution of complex business disputes. Mr. Lindstrom received his Bachelor of Arts from the University of California Los Angeles and his J.D. from the University of Chicago. The Board has concluded Mr. Lindstrom should serve on the Board based on his executive and legal background in the real estate development and investment industry and his management experience in a large, global law firm.
Cathey Lowe. Ms. Lowe was appointed as a member of our Board effective upon the completion of our initial public offering. Ms. Lowe is a finance professional and, since 2009, is the owner of Cathey Lowe Consulting, LLC, a consulting company that provides financial support to chief executive officers who do not require a full-time chief financial officer or to chief financial officers who lack staffing depth or expertise. Prior to founding Cathey Lowe Consulting, LLC, from 2000 to 2007, Ms. Lowe was the Senior Vice-President of Finance and Corporate Treasurer for The Ryland Group Inc., a national homebuilder and mortgage company headquartered in Calabasas, California, where she was responsible for identifying and developing the appropriate capital structure for the company. Additionally, she was the Investor Relations Officer and represented The Ryland Group on Wall Street with shareholders, analysts, rating agencies, the stock exchange and the financial media. She also managed the Land Committee and its evaluation and approval process of new land opportunities for Ryland’s homebuilding operations. Prior to joining Ryland, Ms. Lowe worked for Atlantic Richfield Company in various finance and accounting functions for more than 20 years. Ms. Lowe is a CPA. She received her Bachelor of Business Administration in Accounting from the University of Houston, her Master of Science in Organizational Behavior from the University of Texas at Dallas and her Master of Business Administration in Finance from the Anderson School of Management at the University of California, Los Angeles. The Board has concluded Ms. Lowe should serve as a director based on her executive background in accounting and finance, both within and outside the real estate industry, which enables her to contribute valuable financial and accounting expertise and oversight to our Board.
Douglas C. Neff. Mr. Neff was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Neff has been the President of IHP Capital Partners since 1992. Mr. Neff also serves as Chairman of IHP Capital Partners’ Investment Committee and has primary responsibility for the company’s operations. Mr. Neff is also a principal of the Newport Pacific Land Company. From 1986 until the founding of IHP Capital Partners in 1992, Mr. Neff was a Partner of The O’Donnell Group, a regional developer, owner and manager of commercial and industrial real estate. Prior to 1986, Mr. Neff was Treasurer of The Irvine Company and a Vice President in the Real Estate Industries Group at Wells Fargo Bank in San Francisco. Mr. Neff received his Bachelor of Arts in American Studies from Amherst College and his Master of Business Administration from the University of Chicago. Mr. Neff is the nominee designated by IHP Capital Partners VI, LLC. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see "Board Structure and Nominees" and "Corporate Governance-Investor Rights Agreement." With three decades of executive and operational experience in the real estate industry, the Board has concluded Mr. Neff should serve as a director.
Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders
Nadine Watt. Ms. Watt was appointed as a member of our Board effective upon the completion of our initial public offering. Ms. Watt is President of Watt Companies, where she oversees all commercial investment activities, including acquisitions, development and asset management, for the company’s 6 million square-foot portfolio of properties. She also oversees Watt Companies’ oil and gas operations. Since 2000, Ms. Watt has served in various capacities in the Watt group of companies, including leading a strategic reorganization of Watt Companies in 2011. Ms. Watt is a member of the University of Southern California Marshall School of Business’ Board of Leaders, a board member of the Brentwood School and former Board Member of 1st Century Bank, a NASDAQ-listed company, and current Chair of the Los Angeles Business Council. Ms. Watt received her Bachelor of Science in Foreign Service from the Georgetown University School of Foreign Service and her Master of Arts from the School of Cinematic Arts at the University of Southern California. The Board concluded that Ms. Watt was an appropriate director to serve on the Board based on her executive leadership experience in real estate acquisitions and development.

David Berman. Mr. Berman was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Berman is Executive Chairman of Tricon Capital Group Inc., the company he co-founded in 1988 and listed on the Toronto Stock Exchange. From 1985 to 1988, Mr. Berman served as Executive Vice President of Lakeview Estates Limited, where he was responsible for land development and single-family homebuilding. Prior to 1985, Mr. Berman served as Vice President for real estate acquisitions and equity lending at First City Development Corporation and as Vice President for real estate lending at what is now Citibank Canada. Mr. Berman received his Bachelor of Science and his Master of Business Administration from the University of the Witwatersrand in Johannesburg, South Africa. The Board concluded that Mr. Berman was an appropriate director to serve on the Board based on his extensive investment and executive experience in the real estate development industry.
Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders
Wayne Stelmar. Mr. Stelmar serves as a Board Member and Corporate Advisor for The New Home Company. As one of the founders and in his previous position as Chief Investment Officer until his retirement in 2017, Wayne directed The New Home Company’s strategic planning activities with a special focus on land acquisition and land disposition. Prior to this, Wayne served as Chief Financial Officer where his primary responsibilities involved oversight of finance, accounting, risk management and information technology. Wayne has over 25 years of homebuilding experience. In 1998, when Watt Residential Partners and John Laing Homes merged, he became CFO of John Laing Homes. In June 2001, along with H. Lawrence Webb, he led in the management buyout of Laing PLC and Whitehall, and in June 2006, the sale of John Laing Homes to Emaar Properties. Prior to joining John Laing Homes, Wayne served as CFO of Watt Residential Partners (1988-1998). He has also worked with CPA firms for 11 years including E&Y/Kenneth Leventhal & Company, and Grant Thornton. Mr. Stelmar is a CPA (inactive) and holds a California real estate broker’s license. Mr. Stelmar received his Bachelor of Science in Accounting from California State University, Northridge. Wayne is a board member of the Orange County Council of Boy Scouts, a member of the Audit Committee of Home Aid and an Executive Member of the USC Lusk School of Real Estate. As noted above, each Institutional Investor agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see “Board Structure and Nominees” and “Corporate Governance-Investor Rights Agreement.” The Board has concluded Mr. Stelmar should serve as a director based on his depth of executive and financial management experience within the real estate industry and his contributions to our formation and growth.
Sam Bakhshandehpour. Mr. Bakhshandehpour was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Bakhshandehpour is a Managing Director of Fertitta Capital, a direct investment platform focused on media and entertainment including content creation and distribution, health and wellness, hospitality, leisure, operationally-intensive real estate, and sports. Fertitta Capital invests throughout a company's lifecycle and across the capital structure. As President and Managing Partner of The Silverstone Companies, a hospitality & lodging merchant bank, Mr. Bakhshandehpour focused on investing and advising in the hotel and consumer sectors. From 2012-2015, Mr. Bakhshandehpour served as President, Chief Executive Officer and Board Member of sbe Entertainment, a Colony Capital-sponsor company. Mr. Bakhshandehpour was responsible for the Company's global strategic growth and all operations across the Hotel, Restaurant and Entertainment Divisions. Mr. Bakhshandehpour was recruited to sbe with an extensive track record as a 15-year veteran of Wall Street, spending over 12 years with J.P. Morgan Securities, as the Head of Real Estate & Lodging Investment Banking practice on the West Coast and the Gaming Investment Banking practice globally. While at J.P. Morgan, he focused on mergers & acquisitions and capital raising transactions via debt and equity for gaming and lodging companies, as well as REITs, homebuilders and real estate private equity funds. Mr. Bakhshandehpour began his career as a Financial Analyst with Deutsche Bank (formerly Alex. Brown & Sons). Mr. Bakhshandehpour holds a Bachelor of Science degree in Business Administration from Georgetown University’s McDonough School of Business. Currently, he serves on the board of Georgetown University's McDonough School of Business. The Board has concluded Mr. Bakhshandehpour should serve as a director based on his executive leadership roles and his extensive background in investment banking within the real estate industry.
Michael J. Berchtold. Mr. Berchtold was appointed as a member of our Board effective upon the completion of our initial public offering and he was appointed as our Lead Independent Director in February 2018. Since 2013, Mr. Berchtold has served as Chief Executive Officer of Berchtold Capital Partners. Mr. Berchtold worked for Morgan Stanley from 1987 to 2007 in a variety of investment banking roles in New York, Los Angeles, Tokyo, Singapore and Hong Kong. For more than 15 years, Mr. Berchtold was based in Asia where he served as Morgan Stanley’s Head of Investment Banking for Asia Pacific for seven years and as President of Asia Pacific for four years. Mr. Berchtold has served on the Board of Visitors of the UCLA Anderson School of Management since 2007 and also serves on the Advisory Board of the UCLA Anderson Center for Global Management. Mr. Berchtold received his Bachelor of Arts in History from the University of California, Los Angeles and his Master of Business Administration from the Anderson School of Management at the University of California, Los Angeles. As noted above, each Institutional Investor agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see “Board Structure and Nominees” and “Corporate Governance-Investor Rights Agreement.” The Board has concluded Mr. Berchtold should serve as a director based on his two decades of investment banking experience, which enables Mr. Berchtold to contribute significant strategic advice to the Board.
Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders
H. Lawrence Webb. Mr. Webb has served as our Chief Executive Officer since 2010 and as Chairman of our Board effective upon the completion of our initial public offering. Prior to our initial public offering, he was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. As a founder, Mr. Webb leads the Company’s overall vision, strategic planning and policy making. Mr. Webb's 30 years of success are distinguished by a conscientious approach toward homebuyers, communities and employees. This includes his many charitable commitments such as serving on the boards of HomeAid America and Interval House and his dedication to helping cities, families and neighborhoods. Mr. Webb founded The New Home Company on these same principles. Between 1995 and 2008, he was Chief Executive Officer of John Laing Homes, where he was instrumental in growing it from a small, two-market company to one of the largest private homebuilders in the United States. Prior to joining John Laing Homes, he was Division President for Orange, Riverside and San Bernardino Counties for Kaufman & Broad, as well as Orange Country President of Greystone Homes. From 2008-2009, Mr. Webb served as Co-Chief Restructuring Officer for LandSource. Throughout his career, Mr. Webb has been honored and recognized by the industry for his philanthropy, marketing excellence and visionary leadership. He holds a Master’s degree in City and Regional Planning from Harvard University. As noted above, each Institutional Investor agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see “Board Structure and Nominees” and “Corporate Governance-Investor Rights Agreement.” As our Chief Executive Officer and one of our founders, the Board has concluded Mr. Webb should serve as a director and our Chairman based on his leadership, vision, skills, deep knowledge of our business, and experience in many facets of the homebuilding business.
Paul C. Heeschen. Mr. Heeschen was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Heeschen serves as a General Partner of Sequoia Enterprises, LP, D.C.H. LP and Redwood Enterprises VII LP. For the past 22 years, he has been a Principal of Heeschen & Associates, a private investment firm. Mr. Heeschen served as an Executive Chairman of Diedrich Coffee Inc. from February 2010 to May 2010 and Director from January 1996 to May 2010. He served as Non-Executive Chairman of Diedrich Coffee, Inc. from February 2001 to January 2010. Mr. Heeschen has been a Director at PCM, Inc., a NASDAQ-listed company, since February 2006. Mr. Heeschen received his

Bachelor of Science in Accounting from University of Southern California. The Board has concluded Mr. Heeschen should serve as a director based on his financing and investment experience and prior executive leadership roles at public and private companies.
William A. Witte. Mr. Witte was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Witte is the Chairman and Chief Executive Officer of Related California, an urban and multifamily housing development company in California, for which he has been responsible for the strategic direction of the company, overall management of the firm, pursuit of new development opportunities, and oversight of planning, financing and construction of Related California's development portfolio. Prior to joining The Related Companies in 1989, Mr. Witte served as Deputy Mayor for Housing and Neighborhoods for San Francisco under Mayor Art Agnos, where he oversaw all housing, development and redevelopment activities for the City. From 1981 to 1988, Mr. Witte served as Director of Housing and Economic Development for San Francisco under Mayor Dianne Feinstein. He also served as an appointed Commissioner of the San Francisco Housing Authority from 1989 to 1990. Mr. Witte is Vice-Chairman of the Lusk Center for Real Estate Advisory Board at USC and a member of the Board of Overseers of the Graduate School of Design at the University of Pennsylvania. He serves on the advisory boards of The Fisher Center for Real Estate and Urban Economics Policy at the Haas School of Business at U.C. Berkeley and the Orange County Human Relations Community Partners. Mr. Witte received his Bachelor of Arts in Urban Studies and his Master in City Planning, both from the University of Pennsylvania. The Board has concluded Mr. Witte should serve as a director based on his depth of experience leading a successful real estate development company and his familiarity with local governmental approaches to housing and development.
Family Relationships and Other Information
There are no family relationships between any of our directors or executive officers.
Messrs. Webb, Stelmar, and Redwitz (an officer of the Company) previously served as executives of John Laing Homes. WL Homes LLC (doing business as John Laing Homes) and certain affiliated entities filed with the U.S. Bankruptcy Court for the District of Delaware for bankruptcy protection from creditors in 2009.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN

Background

On April 4, 2018, our Board adopted the Amended and Restated The New Home Company Inc. 2016 Incentive Award Plan (the “Amended Plan”), which makes the following material changes to The New Home Company Inc. 2016 Incentive Award Plan (the “Plan”):

•	Increases the number of shares available by 1,300,000 shares (the “Share Reserve Increase”) to an aggregate of 2,100,000 shares;

•	Increases the number of shares which may be granted as incentive stock options under the Amended Plan by 1,300,000 shares to 2,100,000 shares (the “ISO Limit”);

•
Increases the number of shares that may be granted to any one person (other than a non-employee director) during any fiscal year of the Company by 100,000 shares to 600,000 shares and increases the maximum aggregate amount of cash that may be paid in cash to any one person (other than a non-employee director) during any fiscal year by $1,000,000 to $6,000,000 (collectively, the "Individual Limits");

•
Increases the limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director's service as a non-employee director during any fiscal year by $50,000 to $350,000 (the “Director Limit”);

•	Extends the term of the Amended Plan through April 4, 2028;

•	Provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met; and

•
Removes certain provisions from the Amended Plan which were otherwise required for awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017 (the “TCJA”).

The Amended Plan, other than the Share Reserve Increase, the increase to the ISO Limit, the new Individual Limits, and the new Director Limit, became effective on the date of the Board’s adoption. If the Amended Plan is approved by our stockholders, the Share Reserve Increase, the new ISO Limit, the new Individual Limits, and the new Director Limit will become effective on the date of this annual meeting.

A copy of the Amended Plan is included as Appendix A to this proxy statement.

Stockholder Approval Requirement

Approval of the Amended Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to incentive stock options (to the extent required by the Code) and approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans.

If our stockholders do not approve the Amended Plan pursuant to this Proposal 2, then the proposed additional shares under the Share Reserve Increase will not become available for issuance, and the new ISO Limit will not be approved. In addition, although stockholder approval of the new Individual Limits and the new Director Limit is not required under the stockholder approval requirements of the NYSE, if stockholders do not approve the Amended Plan, the current Individual Limits and Director Limit contained in the Plan will remain in effect and will continue to limit the aggregate compensation payable pursuant to existing limits.

Shares Available for Issuance

The Amended Plan increases the reserved shares under the Plan by 1,300,000 shares. By increasing the share reserve, we will be able to continue to grant equity awards to help create long-term participation in the Company and, thereby, attract, retain, motivate and reward our employees, directors and consultants. The Board believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and the effective use of those awards, along with performance-based cash incentive awards, is vital to its ability to achieve continued strong performance in the future. In addition, the use of long-term equity grants allows the Company to align the incentives of our employees, directors and consultants with the interests of its stockholders. If our stockholders approve this Proposal 2, we anticipate we will have sufficient shares to provide equity awards to attract, retain and motivate employees for approximately the next two to three years. Accordingly, the Board believes that approval of the Amended Plan is in the best interests of the Company and the Board recommends that stockholders vote for approval of the Amended Plan.

Prior to adopting the Plan, we only maintained one equity incentive award plan, The New Home Company Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), which we adopted in connection with our initial public offering in 2014. As originally adopted, the 2014 Plan permitted the issuance of up to 1,644,875 shares. We will continue to be able to grant equity awards under the 2014 Plan until we have exhausted the share reserve under that plan (or the plan earlier is terminated by the Board or pursuant to its terms).

The table below sets forth the number of shares currently available and outstanding under all of the Company’s equity compensation plans, including the Plan and the 2014 Plan, as of March 26, 2018.

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of March 26, 2018
Total outstanding stock options and SARs, with a weighted-average exercise price of $11.00 per share and a weighted-average remaining term of 5.85 years	821,470
Total outstanding full value awards, including restricted stock unit awards and performance share unit awards*	604,035
Total shares available for grant under the Plan, prior to the share reserve increase*	213,690
Total shares available for grant under the 2014 Plan	51,433
Total shares available for grant under the Plan, prior to the Share Reserve Increase, and the 2014 Plan	265,123
Total shares available under the Plan and the 2014 Plan after the Share Reserve Increase	1,565,123
* Performance share awards are counted at target. The maximum number of shares that may be earned under our performance share unit awards is 150% of the target performance share unit awards. If the maximum number of shares were earned under all outstanding performance share unit awards, it would amount to an additional 62,710 shares against the Plan.
As of March 26, 2018, we had 21,007,902 shares of common stock issued and outstanding. The closing price of our common stock on March 26, 2018 was $11.52.

Background of Reasons for and the Determination of Shares Under the Amended Plan

In its determination to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, directors and consultants. In determining the number of shares by which to increase the reserve under the Amended Plan, the Board reviewed the compensation committee’s recommendations, which were based on an analysis prepared by and recommendations of Semler Brossy Consulting Group (“SBCG”), the Compensation Committee’s independent compensation consultant.

In determining whether to approve the Amended Plan, including the Share Reserve Increase, our Board of Directors considered the following:

•The shares to be reserved for issuance under the Amended Plan represents an increase of 1,300,000 shares from the aggregate number of shares reserved for issuance under the Plan.
•The remaining reserve for future awards under both the Plan and the 2014 Plan as of December 31, 2017 was 516,929 shares or 2.5% of common shares outstanding. At the end of fiscal years 2015, 2016 and 2017, our total overhang rate attributable to the number of shares subject to equity compensation awards outstanding at the end of the fiscal year (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the calendar year), was approximately 7.6%, 10.3% and 9.1%, respectively, and as of March 26, 2018 (calculated at March 26, 2018), it was approximately 8.0%.
•If approved, the issuance of the shares to be reserved under the Amended Plan would increase overhang by approximately an additional 6.2% of common shares outstanding (determined as of March 26, 2018), and total overhang (including outstanding awards and shares available for future grants under the Plan and the 2014 Plan) at the end of 2018 would be approximately 13.9% (which assumes the vesting of RSUs for non-employee directors that is anticipated to occur at our annual meeting and two employee vests that occur in June and August).
Other factors that stockholders may consider in evaluating the proposal to approve the Amended Plan include:

•In calendar years 2015, 2016 and 2017, equity awards representing a total of approximately 294,355 shares, 414,045 shares, and 343,933 shares, respectively, were granted under the Plan and the 2014 Plan, all of which were granted as full value restricted stock units (and none were granted as options), for an annual equity burn rate of 1.8%, 2.0% and 1.6%, respectively. This level of equity awards represents a 3-year average burn rate of 1.8% of common shares outstanding. Annual equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the number of shares outstanding at the end of the year.
•For 2018 through March 26, 2018, we had granted equity awards under the Plan covering a total of 256,834 shares (assuming, for performance-based awards, grant at “target”), all of which were granted as full value restricted stock units and include 125,422 performance awards at target (and none were granted as options). We anticipate that this will be the majority of shares awarded for 2018, though we will make our annual grants of $60,000 of restricted stock units to each of our eight non-employee directors who continue to serve on our Board following the Annual Meeting. Including an estimate of approximately 45,000 restricted stock units that will be awarded to the non-employee directors, our estimated annual burn rate for 2018 is 1.4%. This estimate is based on an assumed stock price of $10.66.
•If we exhaust current share reserves under the Plan and the 2014 Plan without approval of the Amended Plan, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
•If the Amended Plan is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately two to three years of awards, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and projections and noting that future circumstances may require us to change our equity grant practices.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

In evaluating the proposal to approve the Amended Plan, stockholders may also consider the provisions in the Amended Plan which we believe are consistent with best practices in equity compensation and which we believe further protect our stockholders’ interests. Such factors include:

•Shares tendered by participants to satisfy the exercise price or tax withholding obligation with respect to any award will not be “added back” to the shares available for issuance under the Amended Plan. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options are also not added back to the shares available for issuance under the Amended Plan.

•A grant-date fair value limit of $350,000 per year will apply to cash compensation and equity-based awards to non-employee directors for their service as non-employee directors. Additional annual award limits will also apply for other participants. For additional information, see the discussion below under “Description of the Amended Plan - Award Limits.”
•Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.
•The Amended Plan does not have a single-trigger accelerated vesting provision for change in control and does not provide for excise tax gross ups.
•Awards may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.
•With certain limited exceptions, awards or portions of an award granted under the Amended Plan may not vest earlier than the first anniversary of the award’s grant date.

Description of the Amended Plan

The following sets forth a description of the material features and terms of the Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Appendix A.

Administration. The Amended Plan is administered by the compensation committee (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the Amended Plan (the “Administrator”) has the authority to interpret the Amended Plan, determine the types and number of awards, the number of shares to be awarded, to approve all awards made under the Amended Plan, and carry out other functions as set forth in the Amended Plan.

Eligibility. Employees, consultants and non-employee directors of the Company or any of its subsidiaries (as defined in the Amended Plan) are eligible to participate in the Amended Plan. The Administrator determines the type and size of the award and sets the terms, conditions, restrictions and limitations applicable to the award, within the confines of the Amended Plan’s terms. As of March 26, 2018, approximately 285 employees, ten non-employee directors and one consultant were eligible to receive awards under the Amended Plan; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements.

Award Limits. If this Proposal 2 is approved, the maximum aggregate number of shares of Common Stock that may be subject to awards granted under the Amended Plan will be increased from 800,000 shares to 2,100,000 shares plus, subject to certain limitations, shares covered by awards granted under the Amended Plan that are forfeited, expire or lapse, or are repurchased for or paid in cash. For additional information about the shares which may be added to the shares of Common Stock authorized for issuance under the Amended Plan, see the discussion below under the heading “Description of the Amended Plan - Share Counting Provisions.” The Amended Plan also includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, under the Plan if the award is denominated in shares of Common Stock, the maximum aggregate number of shares of Common Stock that may be granted to any one person is 500,000 per year. If the award is payable in cash and not denominated in shares of Common Stock, the maximum aggregate amount of cash that may be paid to any one person is $5,000,000 per year; if this Proposal 2 is approved, the limits will be increased to 600,000 shares and $6,000,000, respectively. In addition, under the Plan, the maximum aggregate grant date fair value of awards which may be granted to a non-employee director is $300,000 per year. If this Proposal 2 is approved, the maximum aggregate cash compensation and grant date fair value of awards which may be granted to a non-employee director will be $350,000 per year.

Share Counting Provisions. In general, when awards granted under the Amended Plan expire, lapse, are forfeited or are paid in cash, the shares reserved for those awards are returned or added, as applicable, to the share reserve and available for future issuance under the Amended Plan. However, the Amended Plan does not allow the share pool available for incentive grants to be recharged or replenished with shares that:

•are tendered or withheld to satisfy the exercise price of an option;
•are tendered or withheld to satisfy tax withholding obligations for any award;

•are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or
•the Company purchases on the open market with cash proceeds from the exercise of options.

Types of Awards. The Amended Plan authorizes the grant of the following types of incentive awards to eligible individuals: incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalents, stock appreciation rights, and other stock or cash based awards; any of which may be awarded in accordance with the terms of the Amended Plan. Awards to eligible individuals will be subject to the terms of an individual award agreement between the Company and the individual.

Stock Options. Stock options may be granted under the Amended Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of Common Stock at a specified exercise price. The exercise price per share for each stock option will be set by the Administrator, but may not be less than the fair market value on the date of the grant. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a 10-year limitation.

Incentive Stock Options. Incentive stock options may be granted only to employees of the Company. No person who qualifies as a greater-than-10% stockholder of the Company may be granted an incentive stock option, unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code. If this Proposal 2 is approved, the maximum number of shares that can be granted as incentive stock options will be increased from 800,000 shares to 2,100,000 shares.

Non-Qualified Stock Options. Non-qualified stock options may be granted only to employees, directors and/or consultants of the Company. With the consent of the holder, the Administrator is authorized to modify any incentive stock option granted under the Amended Plan to disqualify the option from treatment as an incentive stock option under Section 422 of the Code.

Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, no dividends are payable with respect to restricted stock with vesting conditions unless and until the vesting conditions have been satisfied. Except as otherwise determined by the Administrator, restricted stock awards will lapse and immediately be surrendered to the Company without payment of consideration if the recipient terminates service to the Company before the restrictions on the award have expired.

Restricted Stock Units. The Amended Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s Common Stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. If the Administrator provides, restricted stock units can be granted in tandem with dividend equivalents, which are described below, however, no dividend equivalents are payable with respect to restricted stock units with vesting conditions unless and until the vesting conditions have been satisfied.

Dividend Equivalents. Dividend equivalents may be granted by the Administrator based on the dividends declared on Common Stock of the Company between the date of the award and the date that the award vests, is exercised, distributed or expires. Dividend equivalents are converted to cash or additional shares of stock based on terms and limitations established by the Administrator. In addition, dividend equivalents with respect to an award that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the vesting conditions are subsequently satisfied and the award vests.

Stock Appreciation Rights. The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the Amended Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the exercise price per share of the stock appreciation right and the fair market value of the share on the date of exercise by the number of shares of Common Stock subject to the award. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a ten year limitation.

Other Stock or Cash Based Awards. The Administrator is authorized to make other stock or cash based awards to any eligible individual under the Amended Plan. Such stock or cash based awards may be made in lieu of base salary, cash incentives, fees or other cash compensation otherwise payable to the recipient. Subject to the provisions of the Amended Plan, the number or value of shares to be awarded, conditions and criteria for vesting, and the vesting schedule, will be set by the Administrator.

Performance-Based Awards. The Administrator may, with respect to an award, establish performance goals to be attained for a performance period, which may include, but are not limited to the following individual criteria: (i) the attainment by a share of a specified Fair Market Value (as defined in the Amended Plan) for a specified period of time; (ii) book value per share; (iii) earnings per share; (iv) return on assets; (v) return on equity; (vi) return on investments; (vii) return on invested capital; (viii) total stockholder return; (ix) earnings or net income of the Company before or after taxes and/or interest; (x) earnings before interest, taxes, depreciation and amortization; (xi) revenues; (xii) market share; (xiii) cash flow or cost reduction; (xiv) interest expense after taxes; (xv) economic value created; (xvi) improvements in capital structure; (xvii) gross margin; (xviii) operating margin; (xix) net cash provided by operations; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, working capital, goals relating to acquisitions or divestitures, land management, net sales or closings, inventory control, inventory, land or lot improvement or reduction, implementation or completion of critical projects, economic value; (xxi) adjusted earnings or loss per share; (xxii) employee satisfaction; (xxiii) certain financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxiv) debt levels, covenants, ratios or reductions; (xxv) financing and other capital raising transactions; (xxvi) year-end cash; (xxvii) investment sourcing activity; (xxviii) marketing initiatives or (xxix) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators. The Amended Plan also permits the Administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for awards.

Prohibition on Re-Pricing and Cash Buyouts. Under the Amended Plan, the Administrator may not, without the approval of the stockholders of the Company, authorize the re-pricing of any outstanding option or stock appreciation right to reduce its exercise price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the exercise price per share exceeds the Fair Market Value (as that term is defined in the Amended Plan) of the underlying shares.

Change in Control. In general, notwithstanding a Change in Control event (as that term is defined in the Amended Plan), each outstanding award will continue in effect or be assumed or an equivalent award substituted by the successor corporation. No single-trigger vesting acceleration applies under the Amended Plan in connection with a change in control. However, in the event the successor corporation refuses to assume or substitute for the award, such award will become fully vested and, if applicable, exercisable immediately prior to the consummation of the transaction and all forfeiture restrictions to lapse, and so notify the holder.

Certain Transactions. The Administrator has broad discretion to equitably adjust the provisions of the Amended Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions (other than normal cash dividends) of Company assets to stockholders. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.

Minimum Vesting. The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the Amended Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow (i) the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, and (ii) the Administrator to waive the one-year vesting restrictions upon the participant's termination of service due to death, disability or retirement or in connection with a change in control. Annual grants to non-employee directors may also be exempt from the minimum vesting requirement if the director is not reelected at a subsequent annual meeting of the Company’s stockholders; provided that the period between the grant date and such annual meeting is not less than 50 weeks.

Termination of or Changes to the Amended Plan. The Board has the authority to amend, suspend, or discontinue the Amended Plan subject to any stockholder approval that is required by applicable law or listing agency rules. The Administrator may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent. No award may be granted under the Amended Plan after ten years from the earlier of (i) the date the Board adopted the Amended Plan or (ii) the date the Company’s stockholders approved the Amended Plan. The applicable provisions of the Amended Plan and the Committee’s authority will continue with respect to any awards then outstanding.

Claw-backs. All awards made under the Amended Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder). On July 25, 2017, our Board adopted a clawback policy which requires certain cash and equity incentive compensation to be repaid to the Company by current and former executive officers meeting the definition set forth in Rule 16a-1(f) of the Exchange Act ("Covered Persons") if awarded in the event of the Company being required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws as a result of willful, fraudulent, intentional or grossly negligent misconduct by such Covered Person or by the Company. The Clawback Policy also authorizes the Compensation Committee to recoup incentive compensation, including time-based equity, from any of the Company's employees and Covered Persons (a "grantee") in the event such grantee has engaged in "detrimental conduct" (including, among other things, the commission of an act of fraud, the unauthorized removal of Company property, any acts of violence, improper disclosure of Company information, grantees failure to perform duties as described in a written document, a material breach of the Company's Code of Business Conduct and Ethics, any other act or omission which constitutes "cause" for termination under a grantee's individual employment or severance agreement, if any) for a period of 24 months following the date of the occurrence of such detrimental conduct. The Compensation Committee is authorized to implement and interpret the Company's Clawback Policy.

Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary addresses the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted a NSO under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, dividend equivalents, cash awards and other stock awards are generally subject to tax at the time of payment.

Limitations on the Employer’s Compensation Deduction. Section 162(m) limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. Prior to the TCJA, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the Plan or the Amended Plan.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non -qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Registration with the Securities and Exchange Commission

If the Amended Plan is approved by stockholders, we expect to file a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of common stock that will be issuable under the Amended Plan.

New Plan Benefits

Except with respect to grants of $60,000 of restricted stock units that will be awarded to each of the non-employee directors serving on our Board on the date of this Annual Meeting, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan. If the proposed amendments to the Amended Plan had been in effect in fiscal year 2017, we expect that our award grants for fiscal year 2017 would not have been different from those actually made in that year under the Plan.  For information regarding the grants made under the Plan for 2017 to our named executive officers, see “Executive Compensation-Narrative to Summary Compensation Table-2017 Equity Compensation”.   For information regarding grants made under the Plan during 2017 to our non-employee directors, see the table entitled “Non-Employee Director Compensation Table” in the section entitled “Compensation of Directors”.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our Common Stock subject to equity awards granted to certain persons under the Plan through March 26, 2018. The per share market value of our stock on that date was $11.52.

Certain awards set forth in this table for the named executive officers were granted in 2017 and therefore also are included in the Summary Compensation Table set forth in this proxy statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2017 and therefore also are included in the Non-Employee Director Compensation Table set forth in this proxy statement and are not additional awards.

Name and Position	Stock Options	Restricted Stock Units (#)	Restricted Stock Units (Dollar Value)(2)	Performance Share Units (#) (1)	Performance Share Units(1) (Dollar Value)(2)
Named Executive Officers:
H. Lawrence Webb	—	107,003	$1,176,990	46,746	$545,993
Tom Redwitz	—	61,709	$675,986	22,602	$263,991
John M. Stephens	—	53,996	$591,987	20,547	$239,999
All current executive officers, as a group	—	273,579	$2,988,952	110,442	$1,289,963
All current non-employee directors, as a group:	—	50,710	$599,899	—	$0
Current director nominees:
Gregory P. Lindstrom	—	5,071	$59,990	—	$0
Cathey Lowe	—	5,071	$59,990	—	$0
Douglas C. Neff	—	5,071	$59,990	—	$0
Each associate of any such directors, executive officers or nominees	—	13,417	$149,994	2,140	$24,995
Each other person who received or is to receive 5% of such options or rights	—	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	—	151,056	$1,674,793	14,980	$174,966

(1)
Amounts calculated based on target number of performance share units. The maximum number of performance share units that may become issuable pursuant to these awards is 150% of target and would become issuable only upon achieving maximum performance against the applicable performance goal.

(2)	Dollar value calculated based on grant date values of restricted stock units and performance share units.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.
UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL 2.

CORPORATE GOVERNANCE
Executive Officers
Set forth below is information regarding each of our executive officers as of March 26, 2018.

Name	Age	Position
H. Lawrence Webb	69	Chief Executive Officer and Chairman of our Board
Tom Redwitz	63	Chief Investment Officer
John M. Stephens	49	Chief Financial Officer
Leonard S. Miller	55	Chief Operating Officer

H. Lawrence Webb. is our Chief Executive Officer and Chairman of our Board. For Mr. Webb’s biographical information, see “Proposal 1 - Election of Directors-Director Biographical Information.”
Tom Redwitz. Mr. Redwitz has served as our Chief Investment Officer since March 13, 2017. Mr. Redwitz served as our Chief Operating Officer from 2010 to March 13, 2017. Prior to the completion of our initial public offering, he served as President of our Southern California subsidiary and was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. From 2002 to 2009, Mr. Redwitz served as the President of Laing Luxury Homes, a division of John Laing Homes. Mr. Redwitz is a licensed architect and general contractor. He also served as Division President while at Taylor Woodrow from 1996 to 2002 and worked nearly 10 years as an executive for The Irvine Company. Mr. Redwitz has significant experience and expertise in land strategy, architecture and product design. Mr. Redwitz received his Associated Bachelor in Architecture from the University of California, Berkeley. Mr. Redwitz currently serves on the Board of Directors of The Caritas Corporation, a non-profit entity focused on providing affordable housing.
John M. Stephens. Mr. Stephens has served as Chief Financial Officer since June 2015. Prior to joining us, Mr. Stephens served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of M.D.C. Holdings Inc. from February 2012 to May 2015. He previously was with Standard Pacific Corp., serving as Chief Financial Officer from February 2009 through June 2011, Senior Vice President from May 2007 through June 2011, Corporate Controller from November 1996 through February 2009 and Treasurer from May 2001 until October 2002 and from November 2009 through June 2011. Mr. Stephens brings significant and relevant public company financial experience and expertise due to his previous roles at public company homebuilders. Prior to Standard Pacific, Mr. Stephens was an audit manager with the international accounting firm Arthur Andersen LLP.
Leonard S. Miller. Mr. Miller was appointed Chief Operating Officer on March 13, 2017. Prior to becoming a member of our executive team, from April 2004 to March 2017, Mr. Miller worked at M.D.C Holdings Inc. under the Richmond American Homes brand where he had regional and divisional responsibility for several markets in the western United States. Before his tenure at Richmond, starting in 1994, Mr. Miller held several positions at Genstar Land Company, which later became a part of Newland Communities. Earlier in his career, Mr. Miller worked for a small San Diego-based land developer that specialized in small mixed-use developments. In addition to his work in the homebuilding and development industries, Mr. Miller spent four years in public accounting with the CPA firm Arthur Young. Mr. Miller has served on numerous boards in leadership roles including service as president of both the Building Industry Association of Southern California and Riverside. He holds a BS degree in Accounting from the University of Southern California, as well as an MBA from San Diego State University.
 Composition of our Board of Directors
Our Amended and Restated Certificate of Incorporation provides that, subject to the rights and preferences of any series of outstanding preferred stock, the authorized number of directors shall consist of at least three directors, with the exact number set by our Board. Our Board has set the current authorized directors at 11 members, and our Board currently consists of 11 directors. The directors are divided into three classes; Class I, Class II, and Class III. Each director serves a term of three years. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting, Class I, consists of three directors.
The Nominating and Corporate Governance Committee and the Board have determined to reduce the size of the Company’s Board of Directors in consideration of the decreasing ownership percentages of certain of the Institutional Investors as well as other efficiency and governance objectives. Because Watt currently owns less than 4% of our outstanding common stock, this Institutional Investor no longer has a right to designate an individual for nomination and election to our Board. In addition, Tricon has waived its right to designate an individual for nomination to the Board. As current Class I directors, Ms. Watt’s, (the nominee designated by Watt) and Mr. Berman’s, (the nominee designated by Tricon), board seats expire with this annual meeting. The Nominating and Corporate Governance Committee and the Board

have determined that, in connection with its effort to reduce the size of the Company’s Board, that it would not re-nominate Ms. Watt or Mr. Berman as a Class I Directors. Instead, the Nominating and Corporate Governance Committee and the Board have determined to nominate Mr. Lindstrom (currently a Class II director) to be elected, in place of Ms. Watt and Ms. Lowe (currently a Class III director) to be elected, in place of Mr. Berman, each as Class I directors. In connection with the Annual Meeting, the Nominating and Corporate Governance Committee and the Board intends to (i) reduce the size of the board to 9 directors and (ii) accept the resignations of Mr. Lindstrom as a Class II director and Ms. Lowe as a Class III director, which resignations are each contingent upon each of Mr. Lindstrom’s and Ms. Lowe’s election as a Class I director and (iii) remove the vacant Class II seat in connection with Mr. Lindstrom's election as a Class I director and the vacant Class III seat in connection with Ms. Lowe’s election as a Class I director, such that following the annual meeting there will be three Class I directors, three Class II directors and three Class III directors.
Our Board has adopted corporate governance guidelines concerning overall governance practices. These guidelines can be found in the “Investors” section of our website at http://www.NWHM.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656.
Investor Rights Agreement
On February 5, 2014, in connection with our initial public offering, we entered into the Investor Rights Agreement with the Institutional Investors and each of our founders, H. Lawrence Webb, Wayne Stelmar, Joseph Davis and Thomas Redwitz. Pursuant to the Investor Rights Agreement, each Institutional Investor has the right to designate one individual for nomination and election to our Board for as long as such Institutional Investor owns 4% or more of our then-outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). In addition, if any such designee of an Institutional Investor ceases to serve as a director during his or her term, the vacancy shall be filled by an individual designed by that Institutional Investor.
Each Institutional Investor also agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee, and each of Messrs. Webb, Stelmar, Davis and Redwitz agree to vote all shares of our common stock that he owns in favor of each nominee designated by an Institutional Investor in any election of directors in which such designee is a nominee. As noted above, Watt no longer has its nomination right and Tricon has waived its nomination right. Douglas C. Neff is the nominee designated by IHP Capital Partners VI, LLC.
The Investor Rights Agreement terminates with respect to each Institutional Investor when such Institutional Investor ceases to own 4% of our common stock based on the number of shares outstanding immediately following our initial public offering.
Board Leadership Structure
Our Chairman and Chief Executive Officer roles have been combined since January 2014 when we converted from a limited liability company into a corporation in connection with our initial public offering. After carefully considering the benefits and risks of separating the roles of the Chairman of our Board and Chief Executive Officer, our Board determined that it is in the best interests of the Company and our stockholders to have our Chief Executive Officer lead our Board as Chairman. This combined role facilitates centralized coherent leadership that maximizes the effectiveness of our Board given its size and breadth of industry experience. The combined role approach also enhances accountability among senior management and directors and aligns the strategy and goals of the Board with management. The Board evaluates the advisability of the combined roles at least annually.
As permitted by our Corporate Governance Guidelines, the Board adopted a Lead Independent Director Charter in February 2018 to provide for an independent nonexecutive director to act as Lead Independent Director. Characteristics for the Nominating and Corporate Governance Committee to consider in making a nomination for Lead Independent Director include: (i) sound judgment and confidence to stand up for proper course of action in difficult times, (ii) understanding of the Company, its industry and strategy, (iii) forward-looking vision for the Company, (iv) interpersonal skills necessary to: build consensus, foster communication, be a trusted sounding board for directors, and communicate with stockholders on complex issues, and (v) time and desire to properly perform the role. The Lead Independent Director is nominated by the Nominating and Corporate Governance Committee and confirmed by a majority of the independent directors of the Board to serve for such term as determined by those directors or until such earlier time as she or he ceases to be a director, resigns as Lead Independent Director, or is replaced as Lead Independent Director by a majority vote of the independent directors. If the

Lead Independent Director is not present at an executive session of non-employee Directors or independent Directors, another non-employee or independent Director designated by the Lead Independent Director shall preside at that executive session. Michael Berchtold currently serves as our Lead Independent Director. The Lead Independent Director receives additional compensation for his or her services, as the Board determines from time to time. The compensation for the Lead Independent Director is currently a $25,000 cash retainer.
The specific responsibilities of the Lead Independent Director when acting as such include the following:

•	Set agendas for and preside over executive sessions of non-employee Directors and independent Directors and report to the Board, as appropriate, concerning those sessions.

•	Collaborate with the Chairman and senior management regarding agendas for Board meetings and recommend matters for the Board to consider and information to be provided to the Board.

•	Chair all meetings of the Board when the Chairman is not present.

•
Serve as a liaison and supplemental channel of communication between Directors and the Chairman and senior management without inhibiting direct communications between the Chairman, senior management and other Directors.

•	Serve as a liaison and be available for consultation and communication between the Board and stockholders.

•	Organize performance evaluations of the CEO and other directors.

•	Advise the Chairman concerning the retention of advisors and consultants who report directly to the Board.
The Board recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the Board engages in a regular assessment of whether the then current leadership structure remains the most appropriate for us. Our corporate governance guidelines permit the Board to fill the positions of Chairman and Chief Executive Officer with one individual or two different individuals and, as noted above, also allow the Board to appoint a lead independent director. As a result, the Board has the flexibility to alter its leadership structure in the future to adapt to changing circumstances as and when needed.
Self-Evaluation and Management Evaluations, Executive Sessions
The independent directors of our Board periodically meet in executive session without management or other employees present. At least annually, the Board performs a performance evaluation of management and the CEO. The Board also conducts an annual self-assessment of each individual director's performance, the Board's performance, and the performance of each committee of the Board. Each committee also conducts a similar self-assessment, both at the individual and committee level. The Nominating and Corporate Governance Committee utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
Board Independence
Our Board has determined that seven of our directors, Messrs. Berchtold, Bakhshandehpour, Lindstrom, Witte, Heeschen and Mmes. Watt and Lowe, constituting a majority, satisfy the listing standards for independence of the New York Stock Exchange (the "NYSE") and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as our own corporate governance guidelines. Mr. Webb is not considered independent as he is employed by the Company as our Chief Executive Officer. Mr. Stelmar is not independent due to his status as a recently retired executive officer and due to the consulting services he provides, as described under “Certain Relationships and Related Person Transactions—Transactions with Related Persons.” Mr. Neff is President of IHP Capital Partners (“IHP”), which is an affiliate of IHP Capital Partners VI, LLC, the owner of approximately 11.6% of our stock. Affiliates of IHP are our joint venture partners in two joint ventures. The Company has also purchased land from entities affiliated with IHP. In addition, Mr. Neff’s son is employed by the Company and is compensated in excess of $120,000. The foregoing is described in more details under “Certain Relationships and Related Person Transactions—Transactions with Related Persons.” Due to the foregoing, Mr. Neff does not satisfy the New York Stock Exchange Standards and has not been determined independent. Mr. Berman is Chairman of Tricon Capital Group Inc. (“Tricon Capital”), an affiliate of TCN/TNHC LP (an entity which owns approximately 7.1% of our common stock). As further described under “Certain Relationships and Related Person Transactions—Transactions with Related Persons” various affiliates of Tricon Capital are our joint venture partners in three joint ventures and the Company has purchased land from one of these joint ventures. Therefore, Mr. Berman does not satisfy the New York Stock Exchange Standards and has not been determined independent.
Board Meetings
Our Board held five meetings during 2017, and all directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of our Board of which the director was a member. The Chairman of our Board or his designee, taking into account suggestions from the Lead Independent Director and other Board members, establishes the agenda for each Board meeting and distributes it in advance to each member of our Board. Each Board member is free to suggest the inclusion of items on the agenda. The independent directors of our Board regularly meet in executive session without management or other employees present. Although we have no policy with regard to Board attendance at our annual meetings of stockholders, our directors are invited and generally expected to attend the Company’s annual meeting of stockholders. All of our Board members, except Messrs. Berman and Witte and Ms. Lowe attended our 2017 annual meeting of the stockholders in person or via teleconference.
Board Committees
Our Board maintains a standing Audit Committee, Nominating and Corporate Governance Committee (the "Nominating Committee"), Compensation Committee and Executive Committee. To view the charter of each of our Audit Committee, our Nominating Committee, and our Compensation Committee, please visit the “Investors” section of our website at http://www.NWHM.com. In addition, the charters for each of those committees are available in print to any stockholder who requests a copy. Please direct all requests to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656. Our Board has determined that each of the members of our Audit Committee, our Nominating Committee and our Compensation Committee is independent in accordance with the NYSE rules, the requirements of SEC and our corporate governance guidelines. The membership of all of our standing Board committees as of April 4 2018 is as follows:

Director	Audit	Nominating and Corporate Governance	Compensation	Executive
H. Lawrence Webb				C
Wayne Stelmar				X
Sam Bakhshandehpour	X		X
Michael J. Berchtold*		X		X
Paul C. Heeschen	X	C
Gregory P Lindstrom		X	C
Cathey Lowe	C		X
Douglas C. Neff				X
William A. Witte
_______
X - Member
C - Chair
* Lead Independent Director

Audit Committee
Our Audit Committee is comprised of three independent directors (within the meaning of Rule 10A-3 and the NYSE standards, including those applicable to audit committee members), Cathey Lowe (Chair), Sam Bakhshandehpour and Paul C. Heeschen. Each of these members is “financially literate” under the applicable NYSE listing standards and under the rules of the Securities and Exchange Commission (the “SEC”). Our Board has also determined that Ms. Lowe qualifies as an “audit committee financial expert” as such term is defined by the rules of the SEC. Our Audit Committee met six times during 2017. The purpose of our Audit Committee, pursuant to its written charter, is, among other matters, to assist our Board in its oversight of (1) the Company’s financial reporting, (2) the Company’s auditing and internal control activities, (3) compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s external auditor, (5) the performance of the Company’s internal auditing function and (6) the Company’s overall risk exposure and management. Our Audit Committee is also responsible for preparing the Audit Committee Report to be included in our annual proxy statements. Mr. Heeschen replaced Mr. Witte as a member of our Audit Committee on April 4, 2018 as part of the Board's effort to rotate its independent directors among committees with a view toward balancing the benefits derived from continuity against benefits derived from the diversity of experience and viewpoints of the various directors.
In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2017 as well as the interim financial statements for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017. These reviews included a discussion of:

·	critical accounting policies of the Company;
·
the reasonableness of significant financial reporting estimates and judgments made in connection with the financial statements, including the quality (and not just acceptability) of the Company’s accounting policies and the presentation of financial information, including earnings guidance;

·
with the Company’s internal and independent auditors of the scope for their respective audits and the results of their respective reviews, their evaluations of the overall quality of the Company’s internal controls and financial reporting;

·	the potential effects of regulatory and accounting initiatives on the Company’s financial statements;
·	significant legal developments, ethics hotline complaints, or communications from governmental agencies of material significance; and
·	the Company's processes for risk assessment and risk management.

Nominating and Corporate Governance Committee
Our Nominating Committee is comprised of three independent directors, Paul C. Heeschen (Chair), Michael J. Berchtold and Gregory P. Lindstrom. Our Nominating Committee met three times during 2017. The purpose of our Nominating Committee is to identify qualified candidates to become Board members, select nominees for election as directors, select candidates to fill any vacancies on our Board, develop and recommend to the Board a set of corporate governance guidelines and oversee the evaluation of our Board and management. Our Nominating Committee works with our Board as a whole on an annual basis to determine the appropriate skills and characteristics required of Board members in the context of the current make-up of our Board and its committees. Mr. Heeschen replaced Mr. Lindstrom as Chair of our Nominating Committee and Mr. Berchtold replaced Ms. Lowe as a member of our Nominating Committee on April 4, 2018 as part of the Board's effort to rotate its independent directors among committees with a view toward balancing the benefits derived from continuity against benefits derived from the diversity of experience and viewpoints of the various directors.
Subject to the requirements set forth in the Corporate Governance Guidelines, the Nominating Committee utilizes a variety of methods for identifying director nominees, which may include considering potential director candidates who come to the committee's attention through current officers, directors, professional search firms, stockholders or other persons. The Committee seeks to include diverse candidates in the pool from which new Board nominees are chosen. Our Nominating Committee is responsible for reviewing with our Board, on an annual basis the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the members of our Nominating Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: personal and professional integrity, ethics and values, experience in corporate management, experience in our industry and with relevant social policy concerns, diversity, experience as a Board member of another publicly held company, academic expertise in an area of our operations, and practical and mature business judgment. Pursuant to the terms of the Investor Rights Agreement (described in more detail under the second paragraph under “Election of Directors – Board Structure and Nominees” and the section entitled “Corporate Governance—Investor Rights Agreement”), so long as the applicable Institutional Investor beneficially owns shares representing 4% or more of the total voting power, each Institutional Investor has the right to designate a member to our Board and the Board is required to nominate such individual designated by each such Institutional Investor to our Board. As discussed elsewhere herein, Watt no longer has this nomination right and Tricon has waived its nomination right. Our Nominating Committee reviews the characteristics and qualifications of each Board member required by the Company’s governance standards, including such Board members designated by an Institutional Investor, prior to recommending that the Board nominate any Board member or designee. Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the independent director members of our Nominating Committee may consider the director’s past attendance at meetings and participation in and contributions to the activities of our Board. While the Company values diversity and the Board considers diversity in its evaluation process, it has not adopted a specific policy regarding Board diversity. Our Nominating Committee may delegate any or all of its responsibilities to a subcommittee of the Committee to the extent permitted by applicable law. Due to Mr. Heeschen's ownership interest in a subcontractor, TL Fab, with whom the Company contracts in its ordinary course of business, the Nominating Committee has formed a sub-committee consisting of the remaining two members of the Nominating Committee in order to assess Mr. Heeschen's independence. As Mr. Heeschen has also been recently appointed as a member of our Audit Committee, he will similarly recuse himself from participation in approving the related party transaction with TL Fab. For more information about this related party transaction, see “Certain Relationships and Related Person Transactions—Transactions with Related Persons.”
Consideration of Stockholder-Recommended Director Nominees
Our Nominating Committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee may submit their suggestions to our principal executive offices by sending a letter describing the nominee’s name qualifications to The New Home Company Inc., Attention Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656.  Recommendations submitted by stockholders will be considered in the same manner as recommendations received from other sources.
Our bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting.  See “Other Matters-Shareholder Proposals and Nominations-Proposals and Nominations Pursuant to Our Bylaws.”
Compensation Committee
Our Compensation Committee is comprised of Gregory P. Lindstrom (Chair), Sam Bakhshandehpour and Cathey Lowe. Our Board has determined that all of the members of our Compensation Committee are “independent” within the meaning of our director independence standards and the NYSE director independence standards (including those applicable to Compensation Committee members). Our Compensation Committee (or a subcommittee thereof) consists of at least two directors that qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of an “outside director” for purposes of section 162(m) of the Internal Revenue Code. The Board has determined that Gregory P. Lindstrom (Chair), Sam Bakhshandehpour and Cathey Lowe each qualify as “non-employee directors” and “outside directors.” Our Compensation Committee met five times in 2017. Our Compensation Committee reviews and establishes the compensation of our senior executives, including our Chief Executive Officer, on an annual basis, has direct access to third party compensation consultants and legal counsel, and administers our equity based plans, including the review and grant of equity awards to eligible employees and consultants under our equity based plans. The Compensation Committee also annually reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board as appropriate. The Compensation Committee may also, from time to time, review and approve overall compensation programs and performs an annual compensation risk assessment. As discussed below, the Compensation Committee’s independent compensation consultant provides a risk assessment of our compensation practices to help the Committee perform its annual compensation risk assessment. Following its annual risk assessment for the 2017 compensation year, in conjunction with advice from its compensation consultant, the Committee determined that it does not believe the Company’s compensation plans are likely to result in a material and adverse effect on the Company. Our Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Committee to the extent permitted by applicable law.
 Our Compensation Committee reviews and approves or recommends all compensation for all executive officers and all officers as such term is defined in Rule 16a-1, promulgated under the Exchange, directors and all such categories of other employees of the Company or its subsidiaries as our Board determines from time to time. For compensation decisions relating to our Chief Executive Officer, our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and, based upon this evaluation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board), sets the Chief Executive Officer’s compensation. The Compensation Committee also performs an annual performance evaluation of all officers as such term is defined in Rule 16a-1.
Use of Compensation Consultant and Role of Management
Our Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that our executive compensation program remains aligned with best practice. To this end, our Compensation Committee has engaged the services of Semler Brossy Consulting Group (“SBCG”) to assist it in evaluating executive compensation matters.

During 2017, SBCG only provided services to our Compensation Committee and such services were related primarily to executive or non-employee director compensation. SBCG also provided additional services related to compensation of employees below the executive officer level for purposes of providing the Compensation Committee with advice regarding our overall compensation programs. The Compensation Committee solicited and approved such additional services by SBCG. While conducting assignments, SBCG interacts with our management when appropriate. Specifically, our General Counsel worked with SBCG to provide information regarding the Company and its executive compensation policies and practices. The Company's Chief Executive Officer annually reviews each executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary and incentive compensation program for each executive officer other than himself. The Compensation Committee takes these proposals into consideration, among other matters, when making compensation decisions. SBCG reports directly to our Compensation Committee with respect to executive and non-employee director compensation matters and the Compensation Committee may replace it or hire additional consultants at any time. SBCG provided our Compensation Committee and Board with compensation data related to executives at public homebuilders, helped the Committee select appropriate performance measures and goals, and advised the Compensation Committee regarding evolving compensation best practices and trends. Specifically, SBCG provided information relating to competitiveness of pay levels, compensation plan design, pool availability, executive ownership guidelines, specific equity grant matters, market trends, risk assessment and management, and technical considerations concerning named executive officers, other executives and directors. SBCG also reviewed and commented on the Company’s 2017 proxy statement. During 2017, at the request of the Compensation Committee, a representative of SBCG attended all Committee meetings.
Each year our Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, our Compensation Committee considers the factors set forth in SEC rules and NYSE listing standards. After review and consultation with SBCG, our Compensation Committee determined that SBCG is independent and there is no conflict of interest resulting from retaining SBCG currently or during the year ended December 31, 2017.
For further information on our executive officers’ compensation, please see “Executive Compensation.”
Executive Committee
We have a standing Executive Committee. Our Executive Committee is comprised of H. Lawrence Webb (Chair), Wayne Stelmar, Michael J. Berchtold and Douglas C. Neff. Our Executive Committee evaluates, reviews and determines whether or not to approve certain real estate- and borrowing-related transactions on behalf of our Board.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or has in the past fiscal year served, as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our company.
Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. The involvement of our full Board in determining our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for the Company. Our Board administers oversight for the risk management process function directly, with support from its standing committees, each of which will address risks specific to its area of oversight. For example, our Audit Committee reviews and approves related party transactions and considers and discusses our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating Committee provides oversight with respect to corporate governance, evaluates the independence of our directors and the effectiveness of our Corporate Governance Guidelines and Code of Business Conduct and Ethics and also oversees management’s succession planning. Also, the Compensation Committee performs an annual compensation risk assessment. The Company believes that the Lead Independent Director, the Board committees, all of which (other than the Executive Committee) are chaired by and consist of independent directors, and the full Board of Directors, provide effective oversight of the Company’s businesses and the risks involved in them.
Communication with our Board
Interested persons, including stockholders, may communicate with our Board, including the non-employee directors or the Lead Independent Director, by sending a letter to The New Home Company Inc., Attention: Secretary, 85 Enterprise,

Suite 450, Aliso Viejo, California 92656. Our Secretary will submit all correspondence to the Chairman and to any specific director to whom the correspondence is directed.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found in the “Investors” section on our website at http://www.NWHM.com. In addition, our code of business conduct and ethics is available in print to any stockholder who requests a copy. Please direct all requests to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656. We intend to disclose future amendments to substantive provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN
BENEFICIAL OWNERS
The following table shows ownership of our common stock as of March 26, 2018, based on 21,007,902 shares of common stock outstanding on that date, by (i) each current director and nominee; (ii) our named executive officers; (iii) all of our current directors and executive officers as a group; and (iv) each person known to us to own beneficially more than five percent of our capital stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable. Previously, H. Lawrence Webb, Wayne Stelmar, Joseph Davis, Thomas Redwitz and each Institutional Investor (each a “Group Member” and collectively, the “Group Members”) entered into the Investor Rights Agreement, pursuant to which the parties thereto may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
Unless otherwise noted, the address of the persons or entities shown in the table below is 85 Enterprise, Suite 450, Aliso Viejo, CA 92656.

Name	Total Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock (%)
Named Executive Officers
H. Lawrence Webb(2)(4)	965,886	4.5%
Tom Redwitz(3)(4)	675,342	3.2%
John M. Stephens	36,898	*

Non-Employee Directors and Nominees
Sam Bakhshandehpour	22,601	*
Michael Berchtold	45,301	*
David Berman(5)	20,301	*
Paul C. Heeschen	29,301	*
Gregory P. Lindstrom	25,301	*
Cathey Lowe	21,301	*
Douglas C. Neff(6)	2,436,919	11.6%
Wayne Stelmar(4)(7)	958,933	4.5%
Nadine Watt(8)	20,301	*
William A. Witte	70,301	*

All current executive officers and directors (including nominees) as a group (14 persons)	5,335,429	24.6%

More than 5% Stockholders
IHP Capital Partners VI, LLC(6)	2,431,848	11.6%
TCN/TNHC LP(5)	1,500,000	7.1%
Watt/TNHC LLC(8)	662,743	3.2%
Joseph D. Davis(4)(9)	732,385	3.5%
FMR LLC (10)	2,183,312	10.4%
Second Curve Capital (11)	1,979,059	9.4%
First Manhattan Co.(12)	1,803,066	8.6%
_________________
*    Less than 1%.

(1)
As of March 26, 2018, none of our non-employee directors or named executive officers has the right to acquire any options which will vest and become exercisable within 60 days of March 26, 2018. Included in the “Total Shares Beneficially Owned” column for each of directors other than H. Lawrence Webb are 5,071 shares which are issuable upon the settlement of restricted stock units, or RSUs, which are scheduled to vest within 60 days of March 26, 2018.

(2)
Consists of 722,904 shares held as of the date hereof by Mr. Webb and 227,273 stock options that vested on 1/30/17 that Mr. Webb has the right to exercise. Mr. Webb may be deemed to have shared voting and dispositive power over 10,184 shares held as of the filing date by Joan Marcus Webb, and 5,525 stock options that vested on 1/30/17 that Ms. Joan Marcus Webb has the right to exercise, because Mr. Larry Webb and Ms. Joan Marcus Webb are married. Mr. Webb disclaims beneficial ownership of the shares held by Ms. Marcus Webb except to the extent of any pecuniary interest therein.

(3)
Consists of 443,322 shares of the Common Stock held as of the date hereof by the Redwitz Family Trust Dated April 23, 1999, of which Mr. Redwitz is a trustee (the “Redwitz Trust”), 50,202 shares of Common Stock held directly by Mr. Redwitz, and 181,818 stock options Mr. Redwitz has the right to exercise.

(4)
Each of Messrs. Webb, Stelmar, Redwitz and Davis are parties to the Investor Rights Agreement, as a result of which, together with the other Group Members, they may be deemed to have shared voting power over an additional 6,961,251, 6,968,204, 7,251,795, and 7,194,752 shares of our common stock, respectively. Each of Messrs. Webb, Stelmar, Redwitz and Davis disclaims beneficial ownership of the shares held by the other Group Members.

(5)
Mr. Berman has sole voting and dispositive power over 20,301 shares of our common stock (which includes 5,071 shares which are issuable upon the settlement of RSUs, which are scheduled to vest within 60 days of March 26, 2018). Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018, TCN/TNHC LP (“TCG LP”) has sole voting and dispositive power over 1,500,000 shares of our common stock. The general partner of TCG LP is TCN/TNHC GP LLC, whose sole member is Tricon Housing Partners US II Equity Holdings LP, whose general partner is Tricon Housing Partners US II GP LLC, whose sole member is Tricon USA Inc., whose sole shareholder is Tricon Holdings USA LLC, whose sole member is Tricon US Topco LLC, whose sole member is Tricon Holdings Canada Inc., whose sole shareholder is Tricon Capital Group Inc. (“Tricon Capital” and collectively with TCG LP and the aforementioned Tricon Capital entities, the “Tricon Group”). Mr. Berman is Executive Chairman of Tricon Capital but disclaims beneficial ownership of the shares of our common stock owned by the Tricon Group. Additionally, as a result of the Investor Rights Agreement, the Tricon Group, together with the other Group Members, may be deemed to have shared voting power over an additional 6,427,137 shares. The Tricon Group disclaims beneficial ownership of the shares held by the other Group Members. The address of The Tricon Group is 1067 Yonge Street, Toronto, Ontario, Canada A6 M4W 2L2.

(6)
Mr. Neff has sole voting and dispositive power over 5,071 shares of our common stock (which consists of 5,071 shares which are issuable upon the settlement of RSUs, which are scheduled to vest within 60 days of March 26, 2018). Based solely on a Schedule 13D filed with the SEC on December 21, 2015, each of Mr. Neff and IHP Capital Partners VI, LLC (“IHP VI”) has sole voting and dispositive power over 2,421,659 shares of our common stock, which includes 5,041 shares of stock that vested in 2015 held in Mr. Neff’s name for the benefit of IHP VI. The amount reflected on IHP VI's 13D does not include 10,189 shares of stock that were granted to Mr. Neff for his service as a director that vested in 2016 and 2017 which Mr. Neff transferred to IHP VI during 2017 or the 5,071 shares of stock that are scheduled to vest within 60 days of March 26, 2018, granted to Mr. Neff for his service as a director. Mr. Neff is President of IHP Capital Partners, which is an affiliate of IHP Capital Partners VI L.P. IHP Capital Partners VI L.P. has voting and dispositive power over the shares of our common stock held by IHP VI (collectively, IHP VI and IHP Capital Partners are “IHP”). Mr. Neff may be deemed to indirectly beneficially own the shares held by IHP, but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Additionally, as a result of the Investor Rights Agreement, IHP, together with the other Group Members, may be deemed to have shared voting power over an additional 5,495,289 shares. IHP disclaims beneficial ownership of the shares held by the other Group Members. The address of IHP is 100 Bayview Circle, Suite 2000, Newport Beach, CA 92660.

(7)
Consists of 721,672 shares of the Common Stock held as of the date hereof by the W and L Stelmar Trust Dated 5/26/06, of which Mr. Stelmar is a trustee (the “Stelmar Trust”), 55,443 shares of Common Stock held directly by Mr. Stelmar, and 181,818 stock options that Mr. Stelmar has the right to exercise.

(8)
Ms. Watt has sole voting and dispositive power over 20,301 shares of our common stock (which includes 5,071 shares which are issuable upon the settlement of RSUs, which are scheduled to vest within 60 days of March 26, 2018). Based solely on a

Schedule 13G/A filed with the SEC on February 14, 2018, Watt/TNHC LLC (“Watt”) has sole voting and dispositive power over 662,743 shares of our common stock. Ms. Watt is President of Watt Companies, which is an affiliate of Watt Residential LLC, the entity that has voting and dispositive power over the shares of our common stock held by Watt/TNHC LLC. Ms. Watt disclaims beneficial ownership of the shares of our common stock owned by Watt/TNHC LLC. Additionally, as a result of the Investor Rights Agreement, Watt, together with the other Group Members, may be deemed to have shared voting power over an additional 7,264,394 shares. Watt disclaims beneficial ownership of the shares held by the other Group Members. The address of Watt is 2716 Ocean Boulevard, Suite 2025, Santa Monica, CA 90405.

(9)
Consists of 515,441 shares of the Common Stock held as of the date hereof by J. and T. Davis Family Trust (of which Joseph D. Davis is a trustee) (the “Davis Trust”), 35,126 shares of Common Stock held directly by Mr. Davis, and 181,818 stock options that Mr. Davis has the right to exercise.

(10)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2018, FMR LLC and Abigail P. Johnson each has sole voting power over 1,018,163 shares of our common stock and sole dispositive power over 2,183,312 shares of our common stock. FMR LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(11)
Based solely on a Schedule 13G/A filed with the SEC on February 5, 2018, each of Second Curve Capital, LLC and Thomas K. Brown have shared voting and dispositive power over 1,979,059 shares of our common stock, which are beneficially owned by Second Curve Capital, LLC and Thomas K. Brown. Second Curve Capital, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Based on information provided on this Schedule 13G/A, these shares of our common stock, which are beneficially owned by Second Curve Capital, LLC and Thomas K. Brown, are owned by advisory clients of Second Curve Capital, LLC, none of which owns more than five percent of our common stock. The address of Second Curve Capital, LLC and Thomas K. Brown is 350 5th Ave, Suite 4730, New York, NY 10118.

(12)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, First Manhattan Co., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and broker or dealer registered under section 15 of the Exchange Act, has sole voting and dispositive power over 270,000 shares of our common stock, shared voting power over 1,440,530 shares of our common stock, and shared dispositive power over 1,533,066 shares of our common stock. The address of First Manhattan Co. is 399 Park Avenue, New York, NY 10022.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2017 and 2016, information regarding the compensation awarded to, earned by or paid to our named executive officers, which for 2017 consisted of:
•    H. Lawrence Webb, our Chief Executive Officer,
•     Thomas Redwitz, our Chief Investment Officer, and
•     John M. Stephens, our Chief Financial Officer.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
H. Lawrence Webb Chief Executive Officer	2017	$650,000	--	$812,994	--	$1,196,000	$10,377	$2,669,371
	2016	$626,923	--	$624,999	--	$741,000	$11,108	$2,004,030
Thomas Redwitz Chief Investment Officer(5)	2017	$526,923	--	$499,992	--	$506,000	--	$1,532,915
	2016	$450,000	$13,120	$431,999	--	$256,880	--	$1,151,999
John M. Stephens Chief Financial Officer	2017	$488,462	--	$431,995	--	$460,000	$19,203	$1,399,660
	2016	$450,000	$13,120	$431,999	--	$256,880	$18,967	$1,170,966
 ___

(1)	Amounts reflect discretionary bonuses paid to our named executive officers for 2016 performance.

(2)
Amounts reflect the grant date fair value of the restricted stock units, or RSUs, granted to the named executive officers, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 14, 2018.

(3)
Amounts shown in this column represent incentive cash bonus awards earned by our named executive officers for performance during 2016 and 2017, respectively, pursuant to our 2016 annual bonus program and 2017 annual bonus program, respectively, each under our Executive Incentive Compensation Plan.

(4)	Amounts shown in this column represent other compensation in the form of 401(k) match, cell allowance, auto allowance and toll reimbursements that were $10,000 or more in the aggregate.

(5)
Mr. Redwitz was previously our Chief Operating Officer. In connection with the resignation of Wayne Stelmar as our previous Chief Investment Officer, Mr. Redwitz resigned from his position as Chief Operating Officer of the Company and was reappointed by the Board as Chief Investment Officer as of March 13, 2017.

Narrative to Summary Compensation Table
Components of Compensation
The individual components of our executive compensation program consist primarily of (i) base salary, (ii) annual cash-based bonus opportunities, (iii) long-term equity incentives and (iv) retirement savings opportunities and limited other employee benefits.
2016 and 2017 Salaries
Effective upon the completion of our initial public offering in February 2014, we entered into amended and restated employment agreements with Messrs. Webb and Redwitz, pursuant to which the annual base salaries for Messrs. Webb and Redwitz were established at $500,000 and $450,000, respectively. Mr. Stephens became our Chief Financial Officer on June 26, 2015. We entered into an employment agreement with Mr. Stephens pursuant to which his annual base salary was established at $450,000. The terms of the employment agreements entered into by Messrs. Webb, Redwitz and Stephens are described in more detail below under “—Employment Agreements.”
Effective March 5, 2016, the Compensation Committee approved an increase to Mr. Webb’s salary from $500,000 to $650,000. Effective March 18, 2017, the Compensation Committee approved increases to the salaries for Messrs. Redwitz and Stephens from $450,000 to $550,000 and from $450,000 to $500,000, respectively. Mr. Webb's salary remained unchanged from 2016. In each of the foregoing cases, the Compensation Committee made the determinations to increase the executives' salaries following consultation with SBCG, it's independent compensation consultant. SBCG provided our Compensation Committee and Board with compensation information for public homebuilders and compensation data related to executives at public homebuilders which the Compensation Committee considered in making its salary determinations. Further, the Compensation Committee considered the increased efforts required of Mr. Redwitz in transitioning the chief operation officer responsibilities to Mr. Leonard Miller, who was hired as our Chief Operating Officer in early 2017, in addition to the responsibilities associated with the Chief Investment Officer role when making its determination to increase Mr. Redwitz's salary to $550,000.
2017 Bonuses
In 2017, each of the named executive officers participated in an annual bonus compensation program under our Executive Incentive Compensation Plan.
Under the bonus program, each named executive officer was eligible to receive a cash bonus based on achievement of a pre-established pretax income goal for 2017. In order for the executives to be eligible to receive a bonus for 2017 performance, our company had to achieve at least 75% of the target performance goal.
The 2017 target bonuses for the named executive officers were as follows:

Named Executive Officer	2017 Target Bonus ($)	2017 Target Bonus (as % of Base Salary)
H. Lawrence Webb	$1,300,000	200%
Thomas Redwitz	$550,000	100%
John Stephens	$500,000	100%
Each was eligible to receive a bonus ranging from 50% to 200% of the executive’s target bonus, based on the following payout schedule:

Performance	% of Target Performance Goal	Payout (% of Target)
Maximum	>125%	200%
Target	100%	100%
Threshold	75%	50%
< Threshold	<75%	0%

In 2017, we achieved approximately 96% of the target performance goal, resulting in the payment of 92% of each executive’s target bonus.
The following table sets forth the aggregate 2017 bonuses paid to each named executive officer:

Named Executive Officer	2017 Bonus
H. Lawrence Webb	$1,196,000
Thomas Redwitz	$506,000
John Stephens	$460,000

2016 Bonuses
In 2016, each of the named executive officers participated in an annual bonus compensation program under our Executive Incentive Compensation Plan.
Under the bonus program, each named executive officer was eligible to receive a cash bonus based on achievement of a pre-established pretax income goal for 2016. In order for the executives to be eligible to receive a bonus for 2016 performance, our company had to achieve at least 75% of the target performance goal.
The 2016 target bonuses for Messrs. Webb, Redwitz and Stephens were 150%, 75%, and 75% respectively, of the executive’s 2016 annual base salary. Each was eligible to receive a bonus ranging from 50% to 200% of the executive’s target bonus, based on the following payout schedule:

Performance	% of Target Performance Goal	Payout (% of Target)
Maximum	>1.25%	200%
Target	100%	100%
Threshold	75%	50%
< Threshold	<75%	0%

In 2016, we achieved approximately 88% of the target performance goal, resulting in the payment of 76% of each executive’s target bonus. In addition, the Compensation Committee determined, in consultation with the Chief Executive Officer and its Compensation Consultant, to pay an additional $13,120 to each of Messrs. Stephens and Redwitz due to their respective performance and contributions over the course of the 2016 year.
The following table sets forth the aggregate 2016 bonuses paid to each named executive officer:

Named Executive Officer	2016 Bonus
H. Lawrence Webb	$741,000
Thomas Redwitz	$270,000
John Stephens	$270,000

2016 Incentive Award Plan Form of RSU Award Agreement Adopted in 2016
On July 26, 2016, the Board approved a form of RSU Agreement (the “2016 RSU Agreement”) for use under the Plan. Awards granted to executive officers in February 2017 were made under the Plan using the 2016 RSU Agreement. Unlike the terms of the RSU Awards made under the 2014 Plan, the 2016 RSU Agreement does not provide for (i) pro-rated vesting upon the executive's retirement or (ii) full vesting immediately prior to a change in control.
2017 Equity Compensation
The Compensation Committee approved RSU grants from the Plan utilizing the 2016 RSU Agreement to each of our named executive officers with a grant date of February 24, 2017 as follows: Mr. Webb (75,839), Mr. Redwitz (46,641), and

Mr. Stephens (40,298), which vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the grantee’s continuous service with the Company.
In determining the RSU awards granted in 2017, consideration was given to the form and amount of awards typically granted to executives at other public homebuilders. SBCG provided our Compensation Committee and Board with compensation information for public homebuilders and compensation data related to executives at public homebuilders which the Compensation Committee considered in making awards. The Compensation Committee granted the RSU awards using the following dollar-denominated values of the award divided by the closing price per share of the Company’s common stock on February 24, 2017 (two trading days following our 2016 fiscal year-end earnings release):

Named Executive Officer	Dollar-Denominated Value of Restricted Stock Units
H. Lawrence Webb	$813,000
Thomas Redwitz	$500,000
John Stephens	$432,000
Based on advice from SBCG, the Compensation Committee generally utilized a formula of 125% of base salary for RSU awards to the CEO and 96% of base salary for the other executive officers. The grants for 2017 were based on the salary in effect for each executive officer on February 24, 2017. In 2017, the Compensation Committee determined to increase Mr. Redwitz's RSU grant from a value of $432,000 to $500,000 in recognition of the additional efforts that would be required in transitioning chief operating officer responsibilities from Mr. Redwitz to Mr. Miller, who was hired in early 2017 as the Company's Chief Operating Officer.
2016 Equity Compensation
The Compensation Committee approved RSU grants to each of our named executive officers with a grant date of February 29, 2016 as follows: Mr. Webb (62,189) and each of Messrs. Redwitz and Stephens (42,985), which vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the grantee’s continuous service with the Company. In addition, the terms of the RSU awards provided for (i) pro-rated vesting upon the executive's retirement and (ii) full vesting immediately prior to a change in control (as defined under the 2014 Plan), subject to the executive's continued employment until the change in control.
In determining the RSU awards granted in 2016, consideration was given to the form and amount of awards typically granted to executives at other public homebuilders. SBCG provided our Compensation Committee and Board with compensation information for public homebuilders and compensation data related to executives at public homebuilders which the Compensation Committee considered in making awards. The Compensation Committee granted the RSU awards using a dollar-denominated value of the award divided by the closing price per share of the Company’s common stock on February 29, 2016 (two trading days following our 2015 fiscal year-end earnings release) based on the following percentages of the each executives’ annual base salaries in effect on the date of grant:

Named Executive Officer	% of Base Salary to Determine Dollar-Denominated Value of RSUs Awards
H. Lawrence Webb	125%
Thomas Redwitz	96%
John Stephens	96%

Equity Grant Practices
It is the Company's policy that equity grants generally occur on pre-established dates, with employee annual grants generally occurring on the second full trading day after the public release of fiscal year-end earnings, or (if during a time not around our fiscal year-end earnings) the Monday following the date the Compensation Committee approves the awards. The Compensation Committee approves annual awards for all employees. All new hire and promotion grants are also approved by the Compensation Committee. Such awards are generally made effective on the latest of (i) approval by the Compensation Committee, (ii) the employee’s date of hire/promotion or (iii) as of the first open trading day under the Company’s insider trading policy after the employee’s date of hire/promotion if such date is not open for trading under the Company’s insider trading policy, as applicable. Annual and initial awards for non-employee directors are approved by the Company’s Board of Directors, which may include automatic grants under a director compensation program or policy approved by the Board. Annual awards for directors are generally granted on the date of the applicable annual shareholder meeting. Initial awards are generally granted on the date the new director is appointed or elected to the Board, if such date is a date that is open for trading under the Company’s insider trading policy, or as of the first open trading day after the new director is appointed or elected if such date is not open for trading under the Company’s insider trading policy. Annual awards are usually granted based on a specified dollar amount, with the number of shares for each award determined by dividing the dollar amount by the closing market price of our stock on the grant date, rounded down to the nearest whole unit.
Clawback Policy
On July 25, 2017, our Board adopted a clawback policy which requires certain cash and equity incentive compensation to be repaid to the Company by current and former executive officers meeting the definition set forth in Rule 16a-1(f) of the Exchange Act ("Covered Persons") if awarded in the event of the Company being required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws as a result of willful, fraudulent, intentional or grossly negligent misconduct by such Covered Person or by the Company. The Clawback Policy also authorizes the Compensation Committee to recoup incentive compensation, including time-based equity, from any of the Company's employees and Covered Persons (a "grantee") in the event such grantee has engaged in "detrimental conduct" (including, among other things, the commission of an act of fraud, the unauthorized removal of Company property, any acts of violence, improper disclosure of Company information, grantees failure to perform duties as described in a written document, a material breach of the Company's Code of Business Conduct and Ethics, any other act or omission which constitutes "cause" for termination under a grantee's individual employment or severance agreement, if any) for a period of 24 months following the date of the occurrence of such detrimental conduct. The Compensation Committee is authorized to implement and interpret the Company's Clawback Policy.
2018 Developments
Base Salaries. Following consultation with SBCG as to the salaries typically set for executives at other public homebuilders, as well as a review of compensation information for public homebuilders and compensation data related to executives at public homebuilders, on February 12, 2018, the Compensation Committee approved an increase in the annual base salary for H. Lawrence Webb, the Company’s chief executive officer, from $650,000 to $700,000, effective upon the first pay period following February 12, 2018. This salary determination was made in order to align Mr. Webb's compensation with market data presented to the Compensation Committee.

2018 Target Bonuses. In addition, the Committee approved the 2018 target bonuses for each executive officer under our 2018 annual bonus program established pursuant to our Executive Incentive Compensation Plan. Under the bonus program, each named executive officer is eligible to receive a cash bonus based on achievement of a pre-established pretax income goal for 2018. Target bonuses are based on a percentage of the executive’s base salary and in accordance with a payout schedule that is consistent with the 2017 cash incentive bonus program. The target bonuses for Messrs. Webb, Redwitz, and Stephens for 2018 are $1,400,000, $550,000, and $500,000, respectively.

Restricted Stock Unit Agreement. On February 12, 2018, the Committee also adopted a revised form of restricted stock unit award agreement (the “2018 RSU Agreement”) for restricted stock units granted to the executive officers commencing in 2018 under the Plan. The 2018 RSU Agreement differs from prior RSU agreements in that dividend equivalent payments will only be made if the underlying restricted stock unit vests.

2018 Equity Grants. In 2018, the Compensation Committee, in consultation with SBCG, incorporated for the first time a performance-based equity component into its equity compensation program for its executive officers. During its February 2018 meeting, the Compensation Committee approved a form of performance share unit award agreement to be used to grant performance share units ("PSUs") to its executive officers and certain other key corporate leaders in the organization. Pursuant to such program, the Compensation Committee approved a mix of time-based awards and performance-based awards of 40% and 60%, respectively, for each executive officer. In consideration of the Board's focus on maximizing the Company's return on equity, the Compensation Committee selected two-year cumulative earnings per share and two-year average return on equity as its two performance measures (weighted each at 50%) applicable to the performance-based awards. The number of shares of the Company's common stock that vest range from 0% to 150% of the target number of PSUs ("Target PSUs") based on achievement of the performance measures during the performance period that commenced January 1, 2018 and ends on December 31, 2019. The number of PSUs that are earned based on the achievement of the performance goals will vest as to 50% of the PSUs on the last day of the performance period (i.e., December 31, 2019) and 50% on the first anniversary thereof (i.e., December 31, 2020), subject to the executive’s continued service (except as described below) and any PSUs that remain unvested as of the date on which an executive’s employment terminates or any PSUs that do not vest as a result of the failure to achieve the applicable performance goals, will be forfeited. If the executive experiences a termination of employment without “cause” or for “good reason” or due to death or disability during the performance period, then the executive will vest in the Target PSUs, pro-rated based on the amount of time the executive was employed over the performance period. If any such termination occurs following the performance period but prior to full vesting, the executive will vest in a pro-rated number of PSUs that remain unvested as of the termination date. If the executive’s employment is terminated due to his “retirement” during the performance period, then the PSUs will remain outstanding and eligible to vest based on the achievement of performance goals, and will be pro-rated based on the amount of time the executive was employed over the performance period. If a change in control occurs following the executive’s retirement, then the pro-ration will be applied to the Target PSUs. If the executive’s employment is terminated due to his “retirement” after the performance period, the executive will vest in a pro-rated number of PSUs that remain unvested as of his retirement. If the Company undergoes a change in control during the performance period and the award is not assumed, then the executive will vest in the Target PSUs. In the event the award is assumed in connection with a change in control, then the Target PSUs will performance-vest and will remain outstanding to vest as to 50% of the Target PSUs on each of the two applicable service-vesting dates described above. If the Company undergoes a change in control after the performance period and the award is not assumed, the executive will vest in the number of PSUs that remains unvested as of such change in control. In addition, each PSU award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of PSUs that vest, had such shares been outstanding on the record date(s) that occur over the period beginning on the first day of the performance period through the date on which the shares are issued, if any.

The Compensation Committee approved PSU grants to each of our named executive officers with a grant date of February 16, 2018 as follows: Mr. Webb (46,746), Mr. Redwitz (22,602), and Mr. Stephens (20,547). The Compensation Committee approved RSU grants to each of our named executive officers with a grant date of February 16, 2018 as follows: Mr. Webb (31,164), Mr. Redwitz (15,068), and Mr. Stephens (13,698), which vest in equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to the grantee’s continuous service. Such RSU Agreements were granted utilizing the 2018 RSU Agreement. The Compensation Committee granted the awards in compliance with our equity grant practices policy discussed above.

Employment Agreements
Effective upon the completion of our initial public offering, we entered into amended and restated employment agreements with Messrs. Webb and Redwitz. Effective March 13, 2017, in connection with the resignation of Wayne Stelmar, Mr. Redwitz’s employment agreement was amended to appoint him as Chief Investment Officer. We entered into an employment agreement with Mr. Stephens on June 26, 2015. The employment agreements with Messrs. Webb, Redwitz, and Stephens each have an initial term expiring on the third anniversary of the effective date of the employment agreement. Each employment agreement provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least 180 days’ prior written notice of non-renewal. On February 16, 2017, the employment agreements of Messrs. Webb, Stephens and Redwitz were amended to, among other things, provide that if a change in control of the Company occurs the employment agreements’ term automatically will be extended to the second anniversary of the change in control (with one-year extensions continuing thereafter).

The employment agreements provide for, among other things:

•	an annual base salary of $500,000, $450,000, and $450,000 respectively, for Messrs. Webb, Redwitz, and Stephens, subject to increases approved from time to time;
•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals to be established by our Compensation Committee;
•	subject to the approval of our Compensation Committee, eligibility for equity-based compensation awards on the same terms and conditions as other senior executive officers; and
•	participation in any employee benefit plans and programs that are maintained from time to time for our other officers.
The employment agreements contain customary employee non-solicitation provisions that apply during the term of the agreements and for two years after the termination of the executive’s employment. The employment agreements also contain standard confidentiality provisions that apply during the term of the agreements and after the termination of the executive’s employment.
Other Elements of Compensation
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions vest ratably depending on length of service with the Company.
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending and health savings accounts; short-term and long-term disability insurance; and life insurance. We believe these health and welfare benefits are necessary and appropriate to provide a competitive compensation package to our named executive officers and employees generally.
During the 2017 fiscal year, certain members of management (generally at the director level and above), including named executive officers, are eligible for up to $1,250 in reimbursements annually for mobile phone usage and a car allowance of up to $7,200 annually. Named executive officers may also be reimbursed for highway toll charges.
We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by us.

Executive Compensation Arrangements Upon Certain Departures
Under the employment agreements with our named executive officers, we pay the following amounts upon qualifying departures from service with us. We may terminate the employment of a named executive officer at any time with or without cause, and the executive may terminate his employment with or without good reason.
Termination for cause or resignation without good reason.
If we terminate a named executive officer’s employment for cause, or if the named executive officer resigns without good reason, the named executive officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of expenses incurred prior to the date of termination, accrued vacation and any other paid-time-off and any benefits that have been earned and accrued prior to the date of termination (referred to as the “Earned Benefits”).
Termination without cause or resignation for good reason or due to disability or death; Termination in the event of a Change in Control
If we terminate a named executive officer’s employment without cause or if the named executive officer terminates his employment for good reason or due to disability or death, the named executive officer will be entitled to receive the Earned Benefits. In addition we will reimburse the employer-subsidized portion of the premium under our health and dental plans for a period of 24 months, in the case of Mr. Webb, or 12 months, in the case of Messrs. Stephens and Redwitz (or until such earlier date on which they obtain substantially similar coverage).
As amended on February 16, 2018, the employment agreements provided that if we terminate a named executive officer’s employment without cause or if the named executive officer terminates his employment for good reason, the named executive officer will also be entitled to receive a lump sum cash payment in an amount equal to one times or, in the case of Mr. Webb, two times the sum of (i) the named executive officer’s annual base salary, plus (ii) the greater of his target cash bonus or an average of the last three years' bonus (the “Bonus”). These severance benefits will be payable only if the named executive officer signs and does not revoke a waiver and release of any claims against us. In the event of a termination of the executive without cause or a termination by the executive for good reason on or within 24 months after a change in control (a “CIC Termination”), (a) Mr. Webb is entitled to three times his Bonus and salary and (b) each of Messrs. Stephens and Redwitz is entitled to two times his Bonus and salary.
Prohibitions on Hedging and Pledging Company Stock
In order to avoid creating conflicts between an executive's interests and those of other stockholders, our Insider Trading Policy prohibits all covered persons, including executives, from hedging the economic risk of owning Company shares and does not allow pledging of Company stock.
Executive Stock Ownership Guidelines
In November 2016, the Compensation Committee adopted stock ownership guidelines applicable to the Chief Executive Officer and all other executive officers. Under these guidelines each executive officer must hold 100% of all “net shares” received from the vesting, delivery or exercise of equity awards granted by us until the executive beneficially owns shares of our common stock equal to six times base salary, in the case of the Chief Executive Officer, and two times the base salary in the case of any other executive officer (the “exec ownership threshold”). The “net shares” means those shares of common stock that remain after payment, as applicable, of (i) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (ii) all applicable transaction costs. To determine the number of shares required to meet the exec ownership threshold, we use (1) with respect to shares of Company common stock underlying equity awards granted to the executive by the Company, the per share price that was used to value such equity awards when granted or the current market price per share, whichever is greater and (2) with respect to shares of company Common Stock otherwise acquired, the Company common stock is valued at the greater of the executive’s cost basis and the current market price per share. Each executive is expected to attain the ownership threshold within five years of becoming subject to the guidelines; provided that in the event of an increase in base salary that has the effect of increasing the exec ownership threshold, the executive shall then be required to hold 100% of such executive’s net shares until such time that such increased exec ownership threshold is met and shall not be deemed to be “out of compliance” with this policy unless he or she sells shares prior to reaching such increased exec ownership threshold. Mr. Webb and Mr. Redwitz, each founders of the Company, already own shares in excess of their respective exec ownership thresholds.
Outstanding Equity Awards at Fiscal Year End
The following tables set forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2017:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (the 2014 Plan)(2)	Number of Shares or Units of Stock That Have Not Vested (the Plan)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
H. Lawrence Webb	227,273	-	$11.00	01/30/2024	41,459	75,839	$1,469,744
Thomas Redwitz	181,818	-	$11.00	01/30/2024	28,656	46,641	$943,471
John Stephens	-	-	-	-	33,428	40,298	$923,787
___
(1)     Each of the options in the above table vested on January 30, 2017 and were granted from the 2014 Plan.

(2)
25,280, 15,547, and 13,433 of the above awards vested on February 23, 2018 for Messrs. Webb, Redwitz, and Stephens, respectively, all of which were granted under the Plan. 20,730, 14,328, and 14,328 of the above awards vested on February 28, 2018 for Messrs. Webb, Redwitz, and Stephens, respectively, all of which were granted under the 2014 Plan.

As of December 31, 2017:

•
75,839 and 46,641 of the RSUs held by Messrs. Webb and Redwitz, respectively, were scheduled to vest in equal installments on each February 23, 2018, February 22, 2019, and February 24, 2020, subject to the grantee’s continuous service with the Company, and were granted under the Plan.

•
41,459 and 28,656 of the RSUs held by Messrs. Webb and Redwitz, respectively, were scheduled to vest in equal installments on each February 28, 2018 and 2019, subject to the grantee’s continuous service with the Company, and were granted under the 2014 Plan.

•
40,298 of the RSUs held by Mr. Stephens were scheduled to vest in equal installments on each February 23, 2018, February 22, 2019, and February 24, 2020, subject to the grantee's continuous service with the Company, and were granted under the Plan. 28,656 of the RSUs held by Mr. Stephens were scheduled to vest in equal installments on each February 28, 2018 and 2019, subject to the grantee's continuous service with the Company and 4,772 of the RSUs held by Mr. Stephens were scheduled to vest on June 26, 2018, subject to the grantee’s continuous service with the Company, all of which were granted under the 2014 Plan.

(3)	Based on the $12.53 per share closing price of our common stock on the NYSE on December 29, 2017 (the last trading day of fiscal 2017).

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2017, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our Board upon exercise of options, vesting of RSUs, or under any other rights under all of our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plans approved by stockholders	1,388,580	$11.00	516,929
Plans not approved by stockholders	-	-	-

Total	1,388,580	$11.00	516,929

(a)	Represents an aggregate of 826,498 options outstanding under the 2014 Plan plus an aggregate of 562,082 outstanding RSUs under the Plan and the 2014 Plan.

(b)	Represents the weighted-average exercise price of the 826,498 outstanding options under the 2014 Plan.

(c)
Represents the aggregate number of securities remaining available for issuance under the Plan and the 2014 Plan. 46,405 shares remained available for issuance under the 2014 Plan and 470,524 shares remained available for issuance under the Plan.

COMPENSATION OF DIRECTORS
Non-Employee Director Compensation Philosophy and Program
Our Compensation Committee is responsible for the periodic review of compensation and benefits paid to non-employee directors, and the determination of the compensation of all non-employee directors is approved by our Board, following consultation with SBCG. We believe that compensation for non-employee directors should be competitive and should align the interests of our directors with our stockholders’ interests through the payment of a portion of director compensation in RSUs.
We adopted a revised non-employee director compensation program beginning with the Company’s 2017 fiscal year. Under this revised program, the non-employee directors are eligible to receive the following cash and equity compensation:

Annual Cash Retainer	$45,000
Annual Equity Grant	$60,000 in value of RSUs
Committee Cash Retainers
Audit	$20,000 (Chair); $8,500 (Other Members)
Compensation	$15,000 (Chair); $6,000 (Other Members)
Nominating	$15,000 (Chair); $6,000 (Other Members)
Executive	$15,000

As of the 2017 fiscal year, each Board member who serves on the board and is re-elected as a director is granted his or her annual RSU award on the date of such annual meeting (each an “Annual Grant”). Each Annual Grant vests in full on the earlier of (i) the date of the next annual meeting of the Company’s stockholders following the applicable grant date (it being understood that the Annual Grant shall vest on the date of such annual meeting whether or not the director is re-elected at such meeting, so long as the director serves through such meeting) and (ii) the first anniversary of the applicable grant date, subject in each case to continued service.
On February 12, 2018, the Compensation Committee approved an annual cash retainer for its Lead Independent Director of $25,000.
We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at Board and committee meetings. Directors who are employees do not receive any compensation for their services as directors.
Director Stock Ownership Guidelines
     Under our stock ownership guidelines, each non-employee director must hold 100% of all shares received from the vesting, delivery or exercise of equity awards granted by us until the non-employee director beneficially owns shares of our common stock equal to three times the annual cash retainer, which, as of the current date, is $135,000 (the “ownership threshold”). We use, (i) with respect to shares underlying equity awards granted to the director by us, the share price that was used to value the equity awards when granted and (ii) with respect to shares otherwise acquired, the price at which such shares were acquired, as applicable, to determine the number of shares required to meet the ownership threshold. In addition, the shares subject to the ownership threshold requirement are net of any shares of common stock that remain after payment, as and if applicable, of (i) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (ii) all applicable transaction costs. Each non-employee director is expected to achieve his or her threshold ownership requirement within three years of joining the Board or the third anniversary of the date of an increase in the ownership threshold. Because the ownership threshold increased in 2016, non-employee directors shall have until 2019 to meet the increased ownership threshold.
Non-Employee Director Compensation Table
The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2017. All of our non-employee directors were appointed to the Board effective upon the closing of our initial public offering.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation(3)	Total
Sam Bakhshandehpour	$59,500	$59,990	-	$119,490
Michael Berchtold	$60,000	$59,990	-	$119,990
David Berman	$45,000	$59,990	-	$104,990
Paul C. Heeschen	$51,000	$59,990	-	$110,990
Gregory P. Lindstrom	$66,000	$59,990	-	$125,990
Cathey Lowe	$71,000	$59,990	-	$130,990
Douglas C. Neff	$60,000	$59,990	-	$119,990
Wayne Stelmar	$37,500	$59,990	$309,371	$406,861
Nadine Watt	$45,000	$59,990	-	$104,990
William A. Witte	$68,500	$59,990	-	$128,490

(1)
The amounts shown equal the grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718. Each non-employee director received an award of 5,071 RSUs on May 17, 2017 under the Plan and each subject to vesting in full on the first anniversary of their respective grant date. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 14, 2018. The grant date fair market value of each RSU granted on May 17, 2017 was $11.83.

(2)		The following table sets forth the outstanding equity awards held by each of our non-employee directors as of December 31, 2017.
	Director		RSUs Outstanding at December 31, 2017
	Sam Bakhshandehpour	5,071
	Michael Berchtold	5,071
	David Berman	5,071
	Paul C. Heeschen	5,071
	Gregory P. Lindstrom	5,071
	Cathey Lowe	5,071
	Douglas C. Neff	5,071
	Wayne Stelmar	33,727
	Nadine Watt	5,071
	William A. Witte	5,071
(3)
Includes $108,539 of salary wages paid to Mr. Stelmar in 2017 for his employment as Chief Investment Officer prior to his retirement in February of 2017, $175,200 in consulting fees earned by Mr. Stelmar as a consultant for the Company and other income of $25,632 which includes health benefits reimbursement payable pursuant to his consulting agreement with the Company, as well as a car allowance and cell allowance during the period that Mr. Stelmar was an employee with the Company and a retirement gift from the Company. Mr. Stelmar's director fees in 2017 were prorated due to his transition from an employee to non-employee director in February 2017.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accountants for the year ending December 31, 2018, and has further directed that management submit the selection of the independent registered public accountants for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
At least annually, the Audit Committee review the Company's independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Ernst & Young has been the Company's independent registered accounting firm (including its predecessor The New Home Company LLC) since 2010. When conducting its latest review of Ernst & Young, the Audit Committee actively engaged with Ernst & Young's engagement partner and senior leadership, where appropriate, and considered among other factors: the professional qualifications of Ernst & Young and that of the lead audit partner and other key engagement partners, Ernst & Young's historical and recent performance on the Company's audits, Ernst & Young's fees, Ernst & Young's independence and independence policies, and Ernst & Young's tenure as the Company's independent registered public accounting firm and its related depth of understanding of the Company's business, industry, and accounting policies and practices (including its process to rotate the lead audit partner in accordance with PCAOB standards). As a result of this evaluation, the Audit Committee and Board approved the appointment Ernst & Young, subject to shareholder ratification.
Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2018. UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR  ENDING DECEMBER 31, 2018.

AUDIT MATTERS
Audit and Related Fees
Ernst & Young provided audit, audit-related and tax services to us during the fiscal years ended December 31, 2017 and 2016 as follows:

Type of Fees	2017	2016
Audit Fees	$869,613	$501,823
Audit-Related Fees	286,200	389,000
Tax Fees	137,712	117,029
All Other Fees	-	1,995
Total	$1,293,525	$1,009,847
Audit Fees
These are fees for professional services performed by Ernst & Young for the audit of our annual financial statements, consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements, including work performed in connection with the Company’s public offerings, registration statements and responding to comment letters from the SEC.
The increase in audit fees from 2016 to 2017 is primarily the result of audit services provided in connection with the Company's issuance and registration of $325 million in Senior Notes. $246,073 of the audit fees in 2017 related to audit services provided in connection with the Company's issuance and registration of its Senior Notes.
Audit-Related Fees
These are fees for and related to the audit of our unconsolidated joint ventures, which fees are paid for entirely by our unconsolidated joint ventures.
Tax Fees
These are fees for professional services performed by Ernst & Young with respect to tax compliance, tax advice and tax planning. This includes the preparation of our and our consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items. This also includes fees for preparation of original and amended tax returns, payment planning and tax audit assistance for our unconsolidated joint ventures, which fees are paid for or reimbursed by our unconsolidated joint ventures. For 2017, approximately $95,268 of the fees related to the Company’s consolidated return and filings for wholly owned subsidiaries and approximately $42,444 related to our unconsolidated joint ventures. For 2016, approximately $77,829 of the fees related to the Company’s consolidated return and filings for wholly owned subsidiaries and approximately $39,200 related to our unconsolidated joint ventures.
All Other Fees
These are fees for other permissible work performed by Ernst & Young that does not meet the above category descriptions and includes fees and expenses related to an online subscription to Ernst & Young's internal accounting literature database.
Pre-Approval Policies and Procedures
Under its charter, our Audit Committee, or the Chairman of our Audit Committee, must pre-approve all engagements of our independent registered public accounting firm. Our Audit Committee approved all audit and non-audit services in 2017 and 2016.

Audit Committee Report
Following is the report of the Audit Committee with respect to The New Home Company’s audited consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2017 and the notes thereto. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Responsibilities.   The Audit Committee operates under a written charter adopted by the board of directors. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of NYSE and the rules of the SEC. The primary role of the Audit Committee is to oversee our financial reporting process on behalf of the board of directors. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.
Review with Management.   The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements.
Review and Discussions with Independent Accountants.   The Audit Committee has reviewed and discussed our audited financial statements (including the quality of the Company’s accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). Further, the Audit Committee reviewed Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the Company’s consolidated financial statements.
The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP regarding the auditors’ independence required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Conclusion.   Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Cathey Lowe (Chairperson)
Sam Bakhshandehpour
William Witte

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transaction Policy
The Board has adopted a written Related Person Transaction Policy (the “Policy”). The purpose of the Policy is to ensure that all transactions between related persons and us, including our subsidiaries, are properly identified, reported, reviewed and approved, and disclosed in accordance with applicable law. All related person transactions entered into or proposed to be entered into must be disclosed to and approved by the Audit Committee. The Audit Committee reviews related person transactions to determine whether the transaction is in the best interest of the Company and to ensure a conflict of interest does not exist and/or that the transaction is being conducted at a fair and appropriate price. The Audit Committee will also review the position within the or relationship of the related person with the Company and the materiality of the transaction to the related person and the Company. The Audit Committee obtains any other information necessary to disclose such related person transaction is properly documented. If the proposed transaction involves a related person who is a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee. The Company’s General Counsel is responsible for determining and disclosing all related person transactions to the Audit Committee of which she becomes aware and the Company utilizes annual questionnaires completed by directors and executive officers to aid in the identification of related person transactions.

The Audit Committee has excluded each of the following related person transactions under the Policy: (a) compensation to an executive officer or director if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K; (b) compensation to an executive officer if such compensation would have been required to be reported under Item 402 if the executive was a “named executive officer” and such compensation has been approved by the Compensation Committee, or recommended by the Compensation Committee to the Board for approval. This exception (b), however, does not apply if the executive officer is also an immediate family member; or (c) transactions that are in the Company’s ordinary course of business and where the interest of the related person arises only: (i) from the related person’s position solely as a director of another corporation or organization that is a party to the transaction; or (ii) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from both such position described in (i) and such ownership described in (ii); or (iv) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 10%, and the related person is not a general partner of and does not have another position in the partnership.

Under the Policy, a related person means (a) an executive officer or director of the Company, or a nominee for election as a director; (b) any person who is known to be the beneficial owner of more than 5% of our common stock, (c) any immediate family member of any of the foregoing persons, or (d) any entity in which the foregoing persons is employed as an executive officer or is a general partner, managing member or principal in a position of having control of significant influence or in which any of the fregoing persons has a 5% of greater beneficial ownership, or (e) any entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed. A “related person transaction” is a transaction or series of transactions in which we participate (whether or not we are a party) and in which a related person has a direct or indirect material interest. A transaction involving more than $120,000 is presumed to be a material transaction.

Transactions With Related Persons
Investor Rights and Registration Rights Agreements
On February 5, 2014, we entered into the Investor Rights Agreement with Messrs. Webb, Stelmar, Davis and Redwitz and the Institutional Investors. For more information on this agreement, see “Corporate Governance—Investor Rights Agreement.”

We have entered into a registration rights agreement with Messrs. Webb, Stelmar, Davis and Redwitz and the Institutional Investors with respect to the shares of our common stock that they received as part of our formation transactions. We refer to these shares collectively as the “registrable shares.” Pursuant to the registration rights agreement, we have granted the parties and their direct and indirect transferees shelf registration rights requiring us to file a shelf registration statement and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, and, in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with certain future public offerings. Our obligation to cause any registration statements filed pursuant to the registration rights agreement to be declared effective or remain effective is on a reasonable best efforts basis.

Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

Joint Ventures and Land Purchases
We have entered into agreements with our unconsolidated joint ventures to provide management services related to the underlying projects. Pursuant to management agreements for each project, we receive a management fee based on each project’s revenues. During the year ended December 31, 2017, we earned $4.9 million in management fees, $0.3 million of which was included in “due from affiliates” in our consolidated balance sheets.

As of December 31, 2017, the Company had investments in certain unconsolidated joint ventures totaling $34.5 million where our joint venture partner is an affiliate of a member of our Board, as discussed below.

David Berman, one of our non-employee directors, is Executive Chairman of Tricon Capital Group Inc., an affiliate of TCN/TNHC LP (“Tricon”). Tricon owns approximately 7.1% of our common stock. Various affiliates of Tricon serve as limited partners of our joint ventures, including TNHC-TCN Santa Clarita LP (“Villa Metro”), Calabasas Village LP (“Avanti”) and Arantine Hills Holdings LP (“Bedford”), with Tricon holding 90%, 90% and 95% of the equity interest, respectively, in such ventures. Tricon’s equity and management fees in 2017 for the Villa Metro project was $0.6 million and $0 million, respectively. Tricon’s equity and management fees in 2017 for the Avanti project was $35.4 million and $0.2 million, respectively. Tricon’s equity and management fees in 2017 for the Bedford project were $132.1 million and $1.1 million, respectively. Our equity in these ventures was $0.2 million, $5.2 million and $6.9 million, respectively, as of December 31, 2017. Additionally, each of the joint ventures make payments to the Company for services, generally for overhead allowances, pursuant to the underlying joint venture agreements. During 2017, the management fees paid to the Company from the Avanti, Bedford and Villa Metro joint ventures amounted to $0.7 million, $0.6 million and $0, respectively. During the 2017 second quarter, our Bedford joint venture arrangement was amended to increase the Company's funding obligation by up to $4.0 million over the existing contribution cap and to increase the funding obligation of Arantine Hills Equity LP (Tricon's affiliate in the Bedford joint venture) by up to $76.0 million. Subsequent to December 31, 2017, the Company entered into an agreement with the Bedford joint venture for the option to purchase lots from the joint venture in phased takedowns. As of December 31, 2017, the company had made a $0.1 million nonrefundable deposit as consideration for this option, and a portion of the deposit will be applied to the purchase price across the phases. The gross purchase price of the land is $10.0 million with profit participation due to seller as outlined in the contract. The Company plans to takedown the first phase of lots in May 2018.

Douglas Neff, one of our non-employee directors, is President of IHP Capital Partners, the general partner of the manager of IHP Capital Partners VI, LLC (“IHP”). IHP owns approximately 11.6% of our common stock. An affiliate of IHP has a 63% equity interest in TNHC Meridian Investors LLC, which in turn has a 32% capital interest in TNHC Newport LLC. Under the terms of the TNHC Meridian Investors LLC joint venture agreement, after the return of certain preference amounts, capital contributions and cost overruns/profit shortfalls to the joint venture partners, we are entitled to receive distributions from the joint venture equal to our economic interest. As of December 31, 2017, our equity in TNHC Meridian Investors LLC was $0.3 million. IHP’s equity and management fees in 2017 for the TNHC Meridian Investors LLC joint venture was $0.5 million and $0, respectively. An affiliate of IHP also has a 65% equity interest in TNHC Russell Ranch LLC ("Russell Ranch"), one of our other joint ventures, in which our equity as of December 31, 2017 was approximately $20.7 million. IHP’s equity and management fees in 2017 for the Russell Ranch joint venture was $33.4 million and $0.2 million, respectively. Additionally, our joint ventures with IHP make payments to the Company for services, generally for overhead allowances, pursuant to the underlying joint venture agreements. The management fees paid to the Company from TNHC Meridian Investors LLC and TNHC Russell Ranch LLC amounted to $0 and $0.7 million, respectively, during 2017. During the 2017 third quarter, the Company amended the Russell Ranch joint venture agreement pursuant to which it, among other things, agreed to acquire approximately 400 lots in Phase 1 of the Russell Ranch project (the "Phase 1 Sale"). At December 31, 2017, the Company had a $5.1 million nonrefundable deposit outstanding related to this purchase. While TNHC’s maximum capital commitment reflects approximately 35% of the total expected capital commitments of the Russell Ranch joint venture, in the amendment, the Company agreed to temporarily increase its commitment, to the extent necessary, to up to 46% of the total capital required until the closing of the Phase 1 Sale, at which time the maximum capital commitment of TNHC drops to 35% of the total commitment and proceeds from the Phase 1 Sale are used to reduce its capital account to 35%. The amendment also contains terms and conditions related to a license authorizing the Company to complete certain Phase 1 improvements prior to the closing of the Phase 1 Sale. If the Company does not acquire the lots, it is obligated to reimburse the joint venture for these improvement costs. At this time, the Company estimates that the total cost for these improvements will be $17.0 million. The Company plans to close the Phase 1 Sale in July 2018.

During the second quarter of 2017, the Company entered into an option agreement to purchase lots in a masterplan in a phased takedown purchase for a total purchase price of $16.1 million from an entity affiliated with Mr. Neff and IHP. As of December 31, 2017, the Company has taken down approximately one-third of the lots under the option contract and has a $0.6 million nonrefundable deposit outstanding on the remaining lots.

In addition, during the fourth quarter of 2017, the Company contracted to purchase finished lots from an entity affiliated with Mr. Neff and IHP which includes customary profit participation upon the resale of lots and is structured as a rolling option takedown of the lots with another IHP affiliate. The total purchase price, including the cost for the finished lot development and the rolling option, is expected to be approximately $56.2 million, and depends on timing of takedowns, as well as our obligation to pay certain fees and costs during the option maintenance period. If we fail to close on the lots, we have agreed to pay liquidated damages of $9.1 million to IHP. At December 31, 2017, the Company had made a $0.3 million refundable deposit for this project and paid $0.2 million in option payments, and had not taken down any lots.

Other Related Person Transactions
In connection with his retirement, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Stelmar, a current Board member and member of our executive committee and former Chief Investment Officer, pursuant to which Mr. Stelmar serves as a consultant to the Company. The Consulting Agreement was initially for a one-year term that commenced on February 17, 2017. The consulting agreement was amended on February 13, 2018 to extend the term to August 17, 2019. Under the original agreement, Mr. Stelmar received $16,800 per month. As amended and as of February 13, 2018, under the Consulting Agreement, Mr. Stelmar receives the following payments and benefits: (i) a monthly consulting fee of $6,000; (ii) continued vesting of each outstanding unvested Company equity award held by Mr. Stelmar as of the Effective Date (a “Pre-Consulting Equity Award”) in accordance with the terms and conditions of such award existing prior to Mr. Stelmar’s retirement (based on Mr. Stelmar’s continued provision of consulting services thereafter rather than continued employment); and (iii) Company-subsidized benefits coverage for Mr. Stelmar and his eligible dependents (“COBRA Coverage”) for the term or on the date Mr. Stelmar becomes eligible for coverage under a group health plan of a subsequent employer. The Consulting Agreement also requires the continued compliance with the restrictive covenants in Mr. Stelmar’s employment agreement. In the event that the Consulting Agreement and Mr. Stelmar’s consulting services are terminated by the Company without cause, Mr. Stelmar will receive the following, subject to his timely execution and non-revocation of a general release of claims: (i) a lump-sum payment of any remaining portion of Mr. Stelmar’s consulting fee (had he remained a consultant through the consulting period); (ii) continued COBRA Coverage that would have been payable for the remainder of the consulting period; and (iii) each Pre-Consulting Equity Award will accelerate and vest in full (to the extent then-unvested). In addition, if the Consulting Agreement and Mr. Stelmar’s consulting services are terminated by the Company at the end of the term due to the Company’s decision not to renew the agreement, then each Pre-Consulting Equity Award will accelerate and vest in full (to the extent then-unvested). In connection with his continuing board service as a non-employee board member, as of the date of his retirement, Mr. Stelmar is compensated for such board service pursuant to and in accordance with the Company’s Non-Employee Director Compensation Program described under “Compensation of Directors—Non-Employee Director Compensation Philosophy and Program.”

TL Fab LP, an entity in which Paul C. Heeschen, one of our non-employee directors, owns an indirect majority equity interest (but is not an employee), was engaged by us and some of our unconsolidated joint ventures as a trade contractor to provide metal fabrication services during 2017 and currently. We incurred approximately $558,000 and our unconsolidated joint ventures incurred approximately $916,000, respectively, for these services for the year ended December 31, 2017. We and certain of our unconsolidated joint ventures are likely to continue to engage TL Fab for additional services in 2018 as long as their bids are competitive. Since the beginning of the fiscal year through the end of February 2018, the Company has paid approximately $23,000 to TL Fab LP and no payments have been made by our unconsolidated joint ventures.

John Neff, the son of one of our non-employee directors, Douglas C. Neff, is employed by the Company as a Land Acquisition Manager. During the year ended December 31, 2017, the Company compensated John Neff with approximately $155,000 in cash, including base salary and bonus, and $20,000 of RSUs which vest ratably over three years with vesting subject to continued service (using the grant date fair value of the RSUs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718). We provide information regarding the assumptions used to calculate the value of all equity awards in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 14, 2018. In addition, John Neff participates in the Company’s general welfare plans, including health benefits, retirement savings opportunities and limited other employee benefits.

The GDR Group is an information technology services consulting firm that provides the Company with support for its IT Helpdesk, onsite support services, remote systems administration, network infrastructure design and implementation and network security services. In 2017, the Company paid the GDR Group approximately $591,000. Two of GDR Group’s principals, Ellen Dorse and Randy Redwitz, are the siblings of Thomas Redwitz, our Chief Investment Officer. Ellen Dorse is no longer a principal of GDR Group as of December 2017. Mr. Redwitz receives no direct or indirect compensation from the GDR Group for the services it provides to the Company. We believe the terms of the services provided by the GDR Group are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. Since the beginning of the fiscal year through the end of February 2018, the Company has paid GDR Group approximately $153,000.

Joan Marcus Webb (formerly Joan Marcus-Colvin) is an employee of the Company as our Chief Marketing Officer, who reports to our Chief Investment Officer, Thomas Redwitz. Ms. Webb is married to H. Lawrence Webb. During the year ended December 31, 2017, the Company compensated Ms. Webb with approximately $360,000 in cash, including base salary and bonus and $75,000 of RSUs which vest ratably over three years with vesting subject to continued service (using the grant date fair value of the RSUs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718). We provide information regarding the assumptions used to calculate the value of all equity awards in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 14, 2018. In the event of a termination following a change in control of the Company, Ms. Webb is entitled to (i) severance pay in an amount equal to two times the sum of her (A) base salary and (B) the greater of the target annual cash bonus for the year in which the qualifying termination occurs and the average annual bonus paid to her during the three most recently completed years prior to her qualifying termination, and (ii) Company-subsidized benefits coverage for 12 months or until the date Ms. Webb becomes eligible for coverage under a group health plan of a subsequent employer. In addition, Ms. Webb participates in the Company’s general welfare plans, including health benefits, retirement savings opportunities and limited other employee benefits. In addition to being reviewed, ratified and approved by the Audit Committee, Joan Marcus Webb's compensation is recommended by Thomas Redwitz and approved by the Compensation Committee or a sub-committee of the Compensation Committee which during 2017 was comprised of Messrs. Lindstrom and Witte.

On June 18, 2015, the Company entered into an agreement that effectively transitioned Joseph Davis' role within the Company from that of Chief Investment Officer to that of a non-employee consultant to the Company effective June 26, 2015 ("Transition Date"). As of the Transition Date, Mr. Davis ceased being an employee of the Company and became an independent contractor performing consulting services. For his services, he is compensated $5,000 per month and he also receives Company-subsidized benefits coverage. His current agreement terminates on July 26, 2018 with the option to extend the agreement one year, if mutually consented to by the parties. Either party may terminate the agreement at any time for any or no reason. At December 31, 2017, no fees were due to Mr. Davis for his consulting services. Additionally, the Company entered into a construction agreement effective September 7, 2017, with The Joseph and Terri Davis Family Trust Dated August 25, 1999 ("Davis Family Trust") of which Joseph Davis is a trustee. The agreement is a fee building contract pursuant to which the Company will act in the capacity of a general contractor to build a single family detached home on land owned by the Davis Family Trust. For its services, the Company receives a contractor's fee of 3% of the cost of the construction work and improvements to be completed as outlined in the contract and the Davis Family Trust will reimburse the Company's field overhead costs. As of December 31, 2017, the Company had earned approximately $14,000 in management fees and was due $0.5 million from the Davis Family Trust for construction draws (including the $14,000 in management fees), which was included in due from affiliates in the Company's consolidated balance sheets.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that all executive officers, directors and greater than ten percent beneficial owners during the fiscal year ended December 31, 2017 complied with the reporting requirements of Section 16(a) except that Joseph Davis reported seven transactions late, representing seven late reports, as indicated on a Form 4 filed on August 3, 2017. Mr. Davis has since had subsequent Section 16 transactions which reports have all been filed on time.
Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2019 proxy statement, your proposal must be received by us no later than December 13, 2018 and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2019 Annual Meeting that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us prior to the close of business at the principal executive offices of the Company, The New Home Company Inc., c/o Secretary, 85 Enterprise, Suite 450, Aliso Viejo, CA 92656, no earlier than December 13, 2018 and no later than January 12, 2019, unless our 2019 Annual Meeting is more than 30 days before or after the anniversary of our 2018 Annual Meeting, in which case the notice must be delivered not more than 120 days before, and no later than the 90th day prior to the 2019 Annual Meeting or, the 10th day following the day on which public disclosure of the date of the 2019 Annual Meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Secretary at 85 Enterprise, Suite 450, Aliso Viejo, CA 92656 to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
In accordance with the rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, a notice of internet availability of proxy materials has been mailed to our stockholders. Stockholders have the ability to access the proxy materials at www.proxyvote.com, or request that a printed set of the proxy materials be sent to them, by following the instructions set forth on the Notice mailed to them. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple stockholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each stockholder that makes a request using the procedure set forth on the Notice. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications, or would like additional copies of materials, may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-579-1639, or at sendmaterial@proxyvote.com.
Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. We make available free of charge on or through our Internet website, in the “Investors” section of our website at http://www.NWHM.com., our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2017 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 85 ENTERPRISE, SUITE 450, ALISO VIEJO, CA 92656, OR BY EMAIL AT INVESTORRELATIONS@NWHM.COM.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, references to our website in this proxy statement are not intended to function as hyperlinks and information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
 Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and accompanies this proxy statement and in our subsequent periodic reports on Form 10-Q and our current reports on Form 8-K.
Other Business
As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of our Board

Miek Harbur
Corporate Secretary

Aliso Viejo, CA
April 5, 2018

Appendix A
THE NEW HOME COMPANY INC.
AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN
1.Purpose.
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. The Plan amends and restates in its entirety The New Home Company Inc. 2016 Incentive Award Plan (the “Original Plan”). Capitalized terms used in the Plan are defined in Section 11.
2.    Eligibility.
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
3.    Administration and Delegation.
(a)    Administration.    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award or Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
(b)    Appointment of Committees.    To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may rescind any such delegation at any time or re-vest in itself any previously delegated authority at any time.
4.    Stock Available for Awards.
(a)    Number of Shares.    Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
(b)    Share Recycling. Except as provided in subsection (c) below, if all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award for less than Fair Market Value or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan.
(c)    Limitation on Share Recycling. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and shall not be available for future grants of Awards:
(i)    Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option;
(ii)    Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award;

(iii)    Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and
(iv)    Shares purchased on the open market with the cash proceeds from the exercise of Options.
(d)    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 2,100,000 Shares may be issued pursuant to the exercise of Incentive Stock Options, and no Shares may again be optioned, granted or awarded if it would cause an Incentive Stock Option not to qualify as an Incentive Stock Option.
(e)    Substitute Awards.    In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
(f)    Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 600,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $6,000,000.
(g)    Non-Employee Director Award Limit.    Notwithstanding any provision to the contrary in the Plan or in any other agreement, plan, policy or program regarding non-employee Director compensation, the sum of any cash compensation and the aggregate grant date fair value of all awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $350,000.
5.    Stock Options and Stock Appreciation Rights.
(a)    General.    The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 5(f) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations of the Plan or as the Administrator may impose.
(b)    Exercise Price.    The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
(c)    Duration of Options.    Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.

(d)    Exercise; Notification of Disposition.    Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e)for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable withholding taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
(e)    Payment Upon Exercise.    The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:
(i)    if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
(ii)    delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (A) such payment method is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by the Participant for a minimum time period that the Company may establish and (C) such Shares are not subject to repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(iii)    surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(iv)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(v)    any combination of the above permitted payment forms (including cash or check).
(f)    Additional Terms of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of its present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person qualifying as a Greater Than 10% Stockholder may be granted an Incentive Stock Option, unless such Incentive Stock Option conforms to Section 422 of the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. The Administrator may modify an Incentive Stock Option with the holder’s consent to disqualify such Option as an Incentive Stock Option. All Options intended to qualify as Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired from the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, (i) if an Option (or any part thereof) intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for the Administrator’s actions or omissions that cause an Option not to qualify as an Incentive Stock Option, including the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to qualify as an Incentive Stock Option. Any Option that is intended to qualify as an Incentive Stock Option, but fails to qualify for any reason, including the portion of any Option becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
6.    Restricted Stock; Restricted Stock Units.
(a)    General.    The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
(b)    Restricted Stock.
(i)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
(ii)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
(c)    Restricted Stock Units.
(i)    Settlement. When a Restricted Stock Unit vests, the Participant will be entitled to receive from the Company one Share, an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date or a combination of both, as the Administrator determines and as provided in the Award Agreement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(ii)    Stockholder Rights.  A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
7.    Other Stock or Cash Based Awards; Dividend Equivalents.
(a)    Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other period or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to the conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
(b)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units or an Other Stock Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents will be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator.
8.    Adjustments for Changes in Common Stock and Certain Other Events.
(a)    In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to effect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
(b)    In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:
(i)    the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued and specifically including for the avoidance of doubt adjustments to the Incentive Stock Option limitation set forth in Section 4(d) and the individual award limitation set forth in Section 4(f));
(ii)    the number and kind of Shares (or other securities or property) subject to outstanding Awards;
(iii)    the grant or exercise price with respect to any Award; and
(iv)    the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).
(c)    In the event of any transaction or event described in Section 8(b) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(i)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;
(ii)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(iii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iv)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(v)    To replace such Award with other rights or property selected by the Administrator; and/or
(vi)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
(d)    Notwithstanding Section 8(b) or 8(c) above, if a Change in Control occurs and a Participant’s then-outstanding Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), then immediately before the Change in Control such Awards will become fully vested, exercisable and payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards will lapse. Such Awards will be canceled upon the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock, which (A) may be on such terms and conditions generally applicable to holders of Common Stock under the Change in Control documents (including any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) is determined based on the number of Shares subject to such Awards and net of any applicable exercise price; provided that if any Awards constitute “nonqualified deferred compensation” not payable upon the Change in Control without the imposition of taxes under Section 409A, the timing of such payments will be governed by the Award Agreement (subject to any deferred consideration provisions under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award upon the Change in Control is zero or less, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
(e)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
(f)    Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.
(g)    No action shall be taken under this Section 8 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
9.    General Provisions Applicable to Awards.
(a)    Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise, in accordance with Applicable Laws (and subject to the applicable requirements for Shares underlying Awards to be registered on Form S-8 under the Securities Act), Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves under Applicable Laws.
(b)    Documentation.    Each Award will be evidenced in an Award Agreement, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
(d)    Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
(e)    Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company may satisfy, or may allow a Participant to satisfy, such obligations by any payment means described in Section 5(e) hereof, including, without limitation, by withholding, or allowing such Participant to elect to have the Company or an affiliate withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities up to the maximum individual statutory withholding rates in the applicable jurisdiction, in accordance with Company policies and at the discretion of the Administrator. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
(f)    Amendment of Award.    Subject to Section 9(i), the Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 or pursuant to 10(f).
(g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)    Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
(i)    Prohibition on Repricing. Subject to Section 8, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 8, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
(j)    Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
(k)    Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Awards (including each tranche of an Award) issued pursuant to the Plan shall have a minimum vesting period of one year; provided, however, that, notwithstanding the foregoing, (i) the Administrator may provide that such one-year vesting restrictions may lapse or be waived (A) upon the Participant’s Termination of Service due to death, retirement or disability and/or in connection with a Change in Control and/or (B) for annual Awards granted to non-employee Directors pursuant to an applicable Company non-employee director compensation policy, if the applicable Director is not reelected at a subsequent annual meeting of the Company’s stockholders, such Award may vest at such annual meeting at which such Director is not reelected, provided that the period between the grant date and such annual meeting is not less than 50 weeks and (ii) Awards (including each tranche of an Award) that result in the issuance of an aggregate of up to 5% of the Overall Share Limit may be granted to any one or more Participants without respect to such minimum vesting requirement.

10.    Miscellaneous.
(a)    No Right to Employment or Other Status.   No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
(b)    No Rights as Stockholder; Certificates.   Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
(c)    Effective Date and Term of Plan.   The Plan (as amended and restated) will become effective on the date it is adopted by the Board; provided, however, that Sections 4(d), 4(f), 4(g) and 11(z) (as amended and restated) will be subject to approval of the Plan (as amended and restated) by the Company’s stockholders. If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Plan (as amended and restated) shall continue on its existing terms and conditions; provided, however, that Sections 4(d), 4(f), 4(g) and 11(z) of the Original Plan shall continue on its existing terms and conditions and Sections 4(d), 4(f), 4(g) and 11(z) of the Plan (as amended and restated) shall be of no force or effect. No Awards may be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan (as amended and restated) or (ii) the date the Company’s stockholders approved the Plan (as amended and restated), but Awards previously granted may extend beyond that date in accordance with the Plan.
(d)    Amendment of Plan.    Subject to Section 9(i), the Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(e)    Provisions for Foreign Participants.  The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(f)    Section 409A.
(i)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant, “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(ii)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(iii)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
(g)    Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
(h)    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
(i)    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
(j)    Severability.  If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
(k)    Governing Documents.  If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
(l)    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Commonwealth of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the Commonwealth of Delaware.
(m)    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such claw-back policy or the Award Agreement.
(n)    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
(o)    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
(p)    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
11.    Definitions. As used in the Plan, the following words and phrases will have the following meanings:
(a)    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b)    “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.
(c)    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
(d)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
(e)    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Change in Control” means (i) the Company’s merger or consolidation with or into any other corporation, entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, (iii) any other transaction, including the Company’s sale of new shares of its capital stock or a transfer of existing shares of its capital stock, which causes a third party not affiliated with the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately before such transaction to acquire or hold capital stock of the Company representing 50% of the Company’s outstanding voting power immediately following such transaction, or (iv) during any 12-month period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 50% of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided that the following events will not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the Company’s voting securities immediately before the merger or consolidation hold, directly or indirectly, at least 50% of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to a Company affiliate; (C) a reincorporation of the Company solely to change its jurisdiction; or (D) a transaction primarily undertaken to create a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control with respect to such Award (or portion thereof) must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) to trigger the payment event for such Award, to the extent required by Section 409A.
(h)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
(i)    “Committee” means one or more committees or subcommittees comprised of one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(j)    “Common Stock” means the common stock of the Company.
(k)    “Company” means The New Home Company Inc., a Delaware corporation, or any successor.
(l)    “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
(m)    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
(n)    “Director” means a Board member.
(o)    “Dividend Equivalents” means a right granted to a Participant under Section 7(b) to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
(p)    “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
(q)    “Employee” means any employee of the Company or its Subsidiaries.
(r)    “Equity Restructuring” means, as the Administrator determines, a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, affecting the Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causing a change in the per share value of the Common Stock underlying outstanding Awards.
(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately before such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the date immediately before such date on which sales prices are reported, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
(u)    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary or parent corporation, as defined in Section 424(e) and (f) of the Code, respectively.
(v)    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(w)    “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.
(x)    “Option” means an option to purchase Shares.
(y)    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise denominated in, based on or linked to, Shares or other property.
(z)    “Overall Share Limit” means 2,100,000 Shares.
(aa)    “Participant” means a Service Provider who has been granted an Award.
(bb)    “Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish Performance Goals for a Performance Period, which may include, but are not limited to, the following individual criteria:
(i)    (A) the attainment by a Share of a specified Fair Market Value for a specified period of time; (B) book value per Share; (C) earnings per Share; (D) return on assets; (E) return on equity; (F) return on investments; (G) return on invested capital; (H) total stockholder return; (I) earnings or net income of the Company before or after taxes and/or interest; (J) earnings before interest, taxes, depreciation and amortization; (K) revenues; (L) market share; (M) cash flow or cost reduction; (N) interest expense after taxes; (O) economic value created; (P) improvements in capital structure; (Q) gross margin; (R) operating margin; (S) net cash provided by operations; (T) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, working capital, goals relating to acquisitions or divestitures, land management, net sales or closings, inventory control, inventory, land or lot improvement or reduction, implementation or completion of critical projects, economic value; (U) adjusted earnings or loss per share; (V) employee satisfaction; (X) certain financial ratios (including those measuring liquidity, activity, profitability or leverage); (W) debt levels, covenants, ratios or reductions; (Y) financing and other capital raising transactions; (Z) year-end cash; (AA) investment sourcing activity; (BB) marketing initiatives or (CC) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.
(ii)    The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (A) items related to a change in accounting principle; (B) items relating to financing activities; (C) expenses for restructuring or productivity initiatives; (D) other non-operating items; (E) items related to acquisitions; (F) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (G) items related to the disposal of a business or segment of a business; (H) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (I) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (J) any other items of significant income or expense which are determined to be appropriate adjustments; (K) items relating to unusual or extraordinary corporate transactions, events or developments; (L) items related to amortization of acquired intangible assets; (M) items that are outside the scope of the Company’s core, on-going business activities; (N) items related to acquired in-process research and development; (O) items relating to changes in tax laws; (P) items relating to major licensing or partnership arrangements; (Q) items relating to asset impairment charges or other non-cash charges; (R) items relating to gains or losses for litigation, arbitration and contractual settlements; (S) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (T) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.
(cc)    “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, operating or business unit, or an individual.
(dd)    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
(ee)    “Plan” means this Amended and Restated 2016 Incentive Award Plan.
(ff)    “Restricted Stock” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.
(gg)    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such payment date, subject to certain vesting conditions and other restrictions.
(hh)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(ii)    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
(jj)    “Securities Act” means the Securities Act of 1933, as amended.
(kk)    “Service Provider” means an Employee, Consultant or Director.
(ll)    “Shares” means shares of Common Stock.
(mm)    “Stock Appreciation Right” means a stock appreciation right granted under Section 5.
(nn)    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(oo)    “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * *

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VOTE BY MAIL
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E45000-P03770

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW HOME COMPANY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gregory P. Lindstrom   02) Cathey Lowe   03) Douglas C. Neff

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E45001-P03770

THE NEW HOME COMPANY INC.
2018 Annual Meeting of Stockholders
May 22, 2018 8:30 AM local time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints H. Lawrence Webb and John M. Stephens, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of The New Home Company Inc. Common Stock which the undersigned is entitled to vote, and in their discretion to vote upon such other business as may properly come before the 2018 Annual Meeting of Stockholders of the Company on May 22, 2018 to be held at The Renaissance Aliso Viejo Hotel, 50 Enterprise, Aliso Viejo, CA 92656 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side